UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.          )

Filed by the Registrant ☑	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

Celsion Corporation

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:
☐	Fee paid previously with preliminary materials.
☐

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

CELSION CORPORATION

997 LENOX DRIVE

SUITE 100

LAWRENCEVILLE, NJ 08648

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD TUESDAY MAY 15, 2018

To Our Stockholders:

Notice is hereby given that the annual meeting (the "Annual Meeting") of the stockholders of Celsion Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., local time, on Tuesday, May 15, 2018 at The Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, NJ 08540 for the following purposes, all as more fully described in the accompanying Proxy Statement:

1)	To elect two Class II Directors, each to serve until the Annual Meeting of Stockholders in 2021 and until their respective successors are duly elected and qualified;

2)	To ratify the selection of WithumSmith + Brown PC ("Withum") as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2018;

3)	To approve the Celsion Corporation 2018 Stock Incentive Plan; and

4)	To consider and act upon any other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof.

The close of business on March 20, 2018 has been fixed as the record date for the determination of stockholders of the Company entitled to notice of, and to vote at, the Annual Meeting.  Only stockholders of record at the close of business on March 20, 2018 are entitled to notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

All stockholders are cordially invited to attend the Annual Meeting. However, whether or not you expect to attend in person, please complete, sign, date and return the enclosed Proxy Card as promptly as possible in the envelope provided for that purpose. Returning your Proxy Card will ensure your representation and help to ensure the presence of a quorum at the Annual Meeting. Your proxy is revocable, as set forth in the accompanying Proxy Statement. Therefore, you may attend the Annual Meeting and vote your shares in person even if you send in your Proxy Card.

By Order of the Board of Directors

/s/ Jeffrey W. Church
Jeffrey W. Church Corporate Secretary

March 30, 2018

Lawrenceville, NJ

YOUR VOTE IS IMPORTANT

THIS PROXY STATEMENT IS FURNISHED IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE COMPANY, ON BEHALF OF THE BOARD OF DIRECTORS, FOR THE 2018 ANNUAL MEETING OF STOCKHOLDERS. THE PROXY STATEMENT AND THE RELATED PROXY FORM ARE BEING DISTRIBUTED ON OR ABOUT APRIL 4, 2018. YOU CAN VOTE YOUR SHARES USING ONE OF THE FOLLOWING METHODS:

•	COMPLETE AND RETURN A WRITTEN PROXY CARD

•	ATTEND THE COMPANY’S 2018 ANNUAL MEETING OF STOCKHOLDERS AND VOTE IN PERSON

•	VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM

•	VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT

ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR VOTE BY PHONE BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT. ANY STOCKHOLDER ATTENDING THE MEETING MAY VOTE IN PERSON EVEN IF HE OR SHE HAS RETURNED A PROXY CARD.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE STOCKHOLDER MEETING TO BE HELD ON TUESDAY, MAY 15, 2018. THE PROXY STATEMENT AND OUR 2017 ANNUAL REPORT TO SECURITY HOLDERS ON SECURITIES AND EXCHANGE COMMISSION FORM 10-K ARE AVAILABLE AT WWW.PROXYVOTE.COM.

WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

CELSION CORPORATION

PROXY STATEMENT

CELSION CORPORATION

PROXY STATEMENT

INFORMATION CONCERNING SOLICITATION AND VOTING

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors of Celsion Corporation, a Delaware corporation (sometimes referred to in this Proxy Statement as the "Company", "Celsion", "we" or "us"), for exercise in voting at the Company’s 2018 Annual Meeting of Stockholders to be held on Tuesday, May 15, 2018 (the "Annual Meeting") for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. We are first sending this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and Annual Report on Securities and Exchange Commission ("SEC") Form 10-K for the fiscal year ended December 31, 2017 (our "2017 Annual Report on Form 10-K") to our stockholders on or about April 4, 2018.

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting To Be Held on Tuesday, May 15, 2018. The Proxy Statement and our 2017 Annual Report on Form 10-K are available at www.proxyvote.com or you may request a printed or electronic set of the proxy materials at no charge. Instructions on how to access the proxy materials over the Internet and how to request a printed copy may be found on the Notice. In addition, any stockholder may request to receive proxy materials in printed form by mail or electronically by email on an ongoing basis. Choosing to receive future proxy materials by email will save us the cost of printing and mailing documents to stockholders and will reduce the impact on our environment. A stockholder who chooses to receive future proxy materials by email will receive an email prior to next year’s Annual Meeting with instructions containing a link to those materials and a link to the proxy voting website. A stockholder’s election to receive proxy materials by email will remain in effect until such election is terminated by the stockholder.

Celsion is a fully-integrated development stage oncology drug company focused on advancing a portfolio of innovative cancer treatments, including directed chemotherapies, DNA-mediated immunotherapy and RNA based therapies. Our lead product candidate is ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently in a Phase III clinical trial for the treatment of primary liver cancer (the “OPTIMA Study”), and a Phase II clinical trial for the treatment of recurrent chest wall breast cancer (the “DIGNITY Study”). Second in our pipeline is GEN-1, a DNA-mediated immunotherapy for the localized treatment of ovarian and brain cancers. We have two platform technologies providing the basis for the future development of a range of therapeutics for difficult-to-treat forms of cancer including: Lysolipid Thermally Sensitive Liposomes, a heat sensitive liposomal based dosage form that targets disease with known therapeutics in the presence of mild heat and TheraPlas, a novel nucleic acid-based treatment for local transfection of therapeutic plasmids. With these technologies we are working to develop and commercialize more efficient, effective and targeted oncology therapies that maximize efficacy while minimizing side-effects common to cancer treatments.

Our principal executive offices are located at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, and our telephone number is (609) 896-9100.

INFORMATION ABOUT THE ANNUAL MEETING

Date, Time and Place of the Annual Meeting

Our 2018 Annual Meeting will be held at 10:00 a.m., local time, on Tuesday, May 15, 2018 at The Westin Princeton at Forrestal Village, 201 Village Blvd., Princeton, NJ 08540.

Who May Attend the Annual Meeting

Only stockholders who own our common stock, par value $0.01 per share, as of the close of business on March 20, 2018, the record date for the Annual Meeting (the "Record Date"), will be entitled to attend the Annual Meeting. At the discretion of management, we may permit certain other individuals to attend the Annual Meeting, including the media, professional service providers and our employees.

Who May Vote

Each share of our common stock outstanding on the Record Date entitles the holder thereof to one vote on each matter submitted to the stockholders at the Annual Meeting. Only stockholders who own common stock as of the close of business on the Record Date are entitled to notice of, and to vote at, the Annual Meeting.  As of the Record Date, there were 17,740,035 shares of our common stock issued and outstanding.

How to Vote

If you were a holder of our common stock as of the Record Date, you are entitled to vote at the Annual Meeting, and we encourage you to attend and vote in person.

HOWEVER, WHETHER OR NOT YOU INTEND TO ATTEND THE ANNUAL MEETING, THE BOARD OF DIRECTORS REQUESTS THAT YOU COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING PROXY CARD IN ORDER TO ENSURE THE PRESENCE OF A QUORUM.

A pre-addressed and postage-paid return envelope is enclosed for your convenience. Alternatively, you may cast your vote via the internet at www.proxyvote.com or by phone by calling the number printed on the accompanying voting document.

If your shares are held in the name of a bank, broker, or other holder of record, you will receive instructions from the holder of record that you must follow in order for your shares to be voted. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a proxy and bring it to the Annual Meeting in order to vote.

Voting by Proxy

If you vote by proxy, the individuals named on the proxy, or their substitutes, will vote your shares in the manner you indicate. If a beneficial owner who holds shares in street name does not provide specific voting instructions to their brokerage firm, bank, broker dealer or other nominee, under the rules of certain securities exchanges, including NASDAQ Marketplace Rules, the brokerage firm, bank, broker dealer or other nominee holding those shares may generally vote as the nominee determines in its discretion on behalf of the beneficial owner on routine matters but cannot vote on non-routine matters, the latter of which results in “broker non-votes.” Proposals 2 and 3 involve matters we believe to be routine. Accordingly, if you do not give instructions to your broker, the broker may vote your shares in its discretion on Proposals 2 and 3 and therefore no broker non-votes are expected in connection with Proposals 2 and 3. Proposal 1 involves a matter we consider non-routine under the applicable rules. If you do not give your broker specific instructions, the broker will not vote your shares on Proposal 1 and your shares will constitute broker non-votes. If you date, sign, and return the proxy card without indicating your instructions, your shares will be voted as follows:

●

Proposal No. 1. “FOR” (if authority to do so is not withheld) the election of the two nominees for the Class II Directors, each to serve until the earlier of the Company’s Annual Meeting of Stockholders in 2021 and his successor is duly elected and qualified;

●	Proposal No. 2. “FOR” the ratification of the appointment of WithumSmith + Brown PC ("Withum") as our independent registered public accounting firm for the year ended December 31, 2018;

●	Proposal No. 3. “FOR” the approval of the Celsion Corporation 2018 Stock Incentive Plan; and

●

Other Business. In the discretion of your proxy holder (one of the individuals named on your proxy card), on any other matter properly presented at the Annual Meeting or any adjournment or postponement thereof.

You may revoke or change your proxy at any time before it is exercised by delivering to us a signed proxy with a date later than your previously delivered proxy, by voting in person at the Annual Meeting, or by sending a written revocation of your proxy addressed to our Corporate Secretary at our principal executive office. Your latest dated proxy card is the one that will be counted.

Quorum Requirement

A quorum is necessary to hold a valid meeting. The presence, in person or by proxy, of holders of our common stock entitled to cast a majority of all the votes entitled to be cast at the Annual Meeting constitutes a quorum for the transaction of business. Abstentions and broker non-votes are counted as present for purposes of establishing a quorum. A "broker non-vote" occurs when a broker, bank or other holder of record holding shares for a beneficial owner properly executes and returns a proxy without voting on a particular proposal because such holder of record does not have discretionary voting power for that particular item and has not received instructions from the beneficial owner.

Voting Requirements

Proposal No. 1. The election of the Class II Directors at the Annual Meeting will be by a plurality of the votes cast. This means that the two director nominees receiving the greatest number of votes cast, in person or by proxy, by the holders of our common stock in the election of the Class II Directors, will be elected. Stockholders may not cumulate their votes in electing directors. Stockholders entitled to vote at the Annual Meeting may either vote "FOR" the nominees for election as a director or may "WITHHOLD" authority for the nominees. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below in Proposal No. 1. If a stockholder withholds authority to vote with respect to the nominees for director, the shares held by that stockholder will be counted for purposes of establishing a quorum but will have no effect on the election of the nominees. Broker non-votes will have no effect on the election of the nominee.

Proposal No. 2. Stockholders may vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 2 regarding the ratification of the selection of WithumSmith + Brown PC ("Withum") as the Company's independent registered public accounting firm for the year ending December 31, 2018. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to ratify the selection of Withum.  Abstentions will have the same effect as a vote against Proposal No. 2.

Proposal No. 3. Stockholders may also vote "FOR" or "AGAINST" or may "ABSTAIN" on Proposal No. 3, to approve the Celsion Corporation 2018 Stock Incentive Plan. The affirmative vote of the holders of a majority of the shares of our common stock present in person or represented by proxy and entitled to vote on the proposal will be required to approve the Plan. Abstentions will have the same effect as a vote against Proposal No. 3. Broker non-votes will have no effect on Proposal No. 3.

Other Matters

Our Board of Directors knows of no other matters that may be presented for stockholder action at the Annual Meeting. It is not anticipated that other matters will be brought before the Annual Meeting. If other matters do properly come before the Annual Meeting, or any adjournments or postponements thereof, however, persons named as proxies will vote upon them in their discretion.

Information about the Proxy Statement and the Solicitation of Proxies

The enclosed proxy is solicited by our Board of Directors and we will bear the costs of preparing, assembling, printing and mailing this Proxy Statement, accompanying Proxy Card, Notice of Annual Meeting of Stockholders and the Company's 2017 Annual Report on Form 10-K, as well as any additional materials that we may furnish to stockholders in connection with the Annual Meeting. Copies of our solicitation materials will be furnished to brokerage houses, fiduciaries and custodians to forward to beneficial owners of stock held in the names of such nominees. We will, upon request, reimburse those parties for their reasonable expenses in forwarding proxy materials to the beneficial owners. The solicitation of proxies may be by mail and direct communication with certain stockholders or their representatives by our officers, directors and employees, who will receive no additional compensation therefor.

Annual Report

Our 2017 Annual Report on Form 10-K is being mailed to stockholders together with this Proxy Statement and contains financial and other information about Celsion, including audited financial statements for our fiscal year ended December 31, 2017. A copy of our 2017 Annual Report on Form 10-K, as filed with the SEC, but excluding exhibits, is available on our website and additional copies may be obtained without charge, upon written request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

Householding of Annual Meeting Materials

Some banks, brokers and other nominee record holders may be participating in the practice of "householding" proxy statements and annual reports. This means that only one copy of our Proxy Statement or 2017 Annual Report on Form 10-K may have been sent to multiple stockholders in your household.  The Company will promptly deliver a separate copy of either document to you if you write or call the Company at the following address or telephone number:

Celsion Corporation

997 Lenox Drive, Suite 100

Lawrenceville, New Jersey 08648

Attention: Corporate Secretary

(609) 896-9100

If you would like to receive separate copies of the Company's 2017 Annual Report on Form 10-K and the Proxy Statement in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker, or other nominee record holder, or you may contact the Company at the address and telephone number set forth above.

PLEASE COMPLETE, SIGN, DATE AND RETURN THE ACCOMPANYING WHITE PROXY CARD IN THE ENCLOSED PRE-ADDRESSED AND POSTAGE-PAID ENVELOPE AS PROMPTLY AS POSSIBLE OR SUBMIT YOUR VOTE VIA THE INTERNET AT WWW.PROXYVOTE.COM OR BY CALLING THE NUMBER PRINTED ON THE ACCOMPANYING VOTING DOCUMENT.

BENEFICIAL OWNERSHIP OF COMMON STOCK

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 30, 2018 by:

●	each person or group known by us to own beneficially more than five percent of the outstanding common stock;

●	each of our directors and the director nominees, as well as each executive officer named in the Summary Compensation Table appearing under the heading "Executive Compensation"; and

●	our directors and executive officers as a group.

We determine beneficial ownership in accordance with the rules of the Securities and Exchange Commission (“SEC”). Under SEC rules, beneficial ownership for purposes of this table takes into account shares as to which the individual has voting or investment power as well as shares that may be acquired within 60 days.  Shares of common stock subject to options that are currently exercisable or that become exercisable within 60 days of March 30, 2018 are treated as outstanding and beneficially owned by the holder of such options. However, these shares are not treated as outstanding for purposes of computing the percentage ownership of any other person. Unless otherwise indicated or as to the interests of spouses, the persons included in the table have sole voting and investment power with respect to all shares beneficially owned thereby.

NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED

NAME OF BENEFICIAL OWNER*	NUMBER OF SHARES OF COMMON STOCK BENEFICIALLY OWNED (1)	PERCENT OF SHARES OF COMMON STOCK OUTSTANDING (2)

Augustine Chow (3)	23,060	**
Robert W. Hooper (4)	34,447	**
Alberto Martinez (5)	38,522	**
Frederick J. Fritz (6)	31,220	**
Donald P. Braun (7)	10,684	**
Andreas Voss (8)	10,684	**
Michael H. Tardugno (9)	169,664	**
Jeffrey W. Church (10)	45,106	**
Nicholas Borys (11)	44,328	**
Khursheed Anwer (12)	22,053	**
Directors and Executive Officers as a group (10 persons) (13)	429,768	2.4%

*	The address of each of the individuals named is c/o Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.

**	Less than one percent.

(1)

Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Except as indicated by footnote, and subject to community property laws where applicable, the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them.

(2)	Based on 17,740,035 shares of common stock outstanding as of March 30, 2018.

(3)	Includes 21,617 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 30, 2018.

(4)	Includes 18,760 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 30, 2018.

(5)	Includes 18,522 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(6)	Includes 18,379 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(7)	Includes 10,327 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(8)	Includes 10,327 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(9)	Includes 151,964 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(10)	Includes 42,808 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 30, 2018.

(11)	Includes 42,904 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(12)	Includes 19,196 shares of common stock underlying options currently exercisable or exercisable within 60 days of March 30, 2018.

(13)	Includes 354,804 shares of common stock underlying options and warrants currently exercisable or exercisable within 60 days of March 30, 2018.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports with the SEC regarding ownership and changes in ownership of such equity securities.  Executive officers, directors and greater than 10% stockholders are required by SEC regulations to furnish to us copies of all reports that they file pursuant to Section 16(a). Based solely on our review of the copies of such forms furnished to us with respect to our fiscal year ended December 31, 2017, and on our discussions with directors and executive officers, we believe that, during the fiscal year ended December 31, 2017, all applicable Section 16(a) filing requirements were timely met.

CODE OF ETHICS

The Company has adopted a Code of Ethics and Business Conduct (the “Code of Ethics”) applicable to its directors, officers, including the Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and other officers performing similar functions, and employees. This Code of Ethics constitutes a code of ethics applicable to senior financial officers within the meaning of the Sarbanes-Oxley Act of 2002 and SEC rules. A copy of the Code of Ethics is available on the Company's website at http://www.celsion.com and any stockholder may obtain a copy by making a written request to the Company's Corporate Secretary, 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648.  In the event of any amendments to or waivers of the terms of the Code of Ethics, such matters will be posted promptly to the Company's website in lieu of disclosure on Form 8-K in accordance with Item 5.05(c) of Form 8-K.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The Code of Ethics requires all of the Company’s directors, officers and employees to give their complete loyalty to the best interests of the Company and to avoid any action that may involve, or that even may appear to involve, a conflict of interest with the Company. The Code of Ethics also requires any of the Company’s directors, officers or employees who become aware of a conflict or potential conflict to bring it to the attention of a supervisor, manager or other appropriate personnel or consult the compliance procedures provided in the Code of Ethics. The Board of Directors reviews and approves or ratifies all relationships and transactions between us and (i) any of our directors or executive officers, (ii) any nominee for election as a director, (iii) any security holder who is known to us to own beneficially or of record more than five percent of our common stock or (iv) any member of the immediate family of any of the foregoing.

PROPOSAL NO. 1:

 ELECTION OF DIRECTORS

GENERAL

The Company's Certificate of Incorporation provides that the number of directors that constitutes the Board of Directors is to be fixed by, or in the manner provided in, our Bylaws, as amended (the "Bylaws"). The Certificate of Incorporation also provides that the Board of Directors is to be divided into three classes, designated as Class I, Class II and Class III, and it is the Company's practice to have such classes as even in size as possible. The Company's Bylaws provide that the Board of Directors is to consist of between three and nine directors, with the exact number to be fixed by action of the Board of Directors. The current number of directors has been fixed by the Board of Directors at seven. Currently, no Board seats remain vacant and the Company’s Board of Directors consists of seven directors, six of which are independent under applicable SEC and NASDAQ rules.

The Board of Directors have nominated Mr. Robert W. Hooper and Dr. Alberto R. Martinez to stand for re-election to the Board of Directors as Class II Directors, with terms expiring at the Annual Meeting of Stockholders to be held in 2021 or with the election and qualification of their respective successors. The proxies named in the Proxy Card provided with this Proxy Statement intend to vote "FOR" the election of Mr. Hooper and Dr. Martinez unless otherwise instructed. If you do not wish your shares to be voted for Mr. Hooper and Dr. Martinez, you must so indicate by marking the "WITHHOLD" authority box on the Proxy Card next to Mr. Hooper and Dr. Martinez in which event your shares will not be voted for Mr. Hooper and Dr. Martinez. In the event that Mr. Hooper and Dr. Martinez become unavailable for election as a result of an unexpected occurrence, the designated proxies will vote in their discretion for a substitute nominee, or the Board may reduce the number of directors serving on the Board.

Class II Director Nominees (If elected, term would expire in 2021)

Mr. Robert W. Hooper.   Mr. Hooper has served as a member of the Board of Directors since July 2010.  From 2001 to present, Mr. Hooper has served as President of Crow’s Nest Ventures, Inc. a privately held company, which provides advisory and consulting services to the healthcare industry.  From 1997 to 2001, Mr. Hooper served as President North America for IMS Health Incorporated, a healthcare information and market research company listed on The New York Stock Exchange.  From 1993 to 1997, he served as President of Abbott Laboratories Canada.  From 1989 to 1993, he served as Managing Director, Australia/Asia for Abbott Laboratories.  Prior to that, he held increasingly senior positions at E.R. Squibb and Sterling Winthrop Labs.  Mr. Hooper holds a B.A. degree in Biology from Wilkes University.

Dr. Alberto R. Martinez.   Dr. Martinez has served as a member of the Board of Directors since December 2010.  Since 2008, Dr. Martinez has been a consultant to the healthcare industry. From 2007 to 2008, Dr. Martinez served as the President and Chief Operating Officer of Talecris Biotherapeutics, Inc., a publicly traded life science company.   Prior to that, Dr. Martinez served as Talecris’ President and Chief Executive Officer from October 2005 until June 2007. Prior to that, he held increasingly senior positions as Executive Vice President of Worldwide Commercial Operations at ZLB Behring (subsequently renamed CSL Behring). Prior to ZLB Behring, Dr. Martinez served in various international positions at Sandoz Pharmaceuticals (which subsequently merged with Swiss Ciba-Geigy to form Novartis) in Brazil, Switzerland, Spain and the U.S. for eighteen years. Dr. Martinez completed his undergraduate and graduate studies at the University of Sao Paulo and received his medical degree from the University of Sao Paulo in 1973. After completing his residency in Pediatrics in 1975, he studied Business and Marketing Administration at the Fundacao Getulio Vargas in Sao Paulo, Brazil.

The Board of Directors concluded that each of Mr. Hooper and Dr. Martinez has the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, each of their respective leadership attributes and management experience; management experience in the pharmaceutical industry; and professional and educational background.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR”

THE ELECTION OF ALL NOMINEES NAMED ABOVE.

DIRECTORS, EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

Set forth below is certain information regarding the Company's current directors, as well as the Company's non-director executive officers.

NAME	AGE	POSITION(S)	CLASS

Michael H. Tardugno	67	Chairman, President and Chief Executive Officer	III
Robert W. Hooper	71	Director	II
Alberto R. Martinez, M.D.	68	Director	II
Augustine Chow, Ph.D.	65	Director	I
Frederick J. Fritz	67	Director	I
Donald P. Braun, Ph.D.	68	Director	III
Andreas Voss, M.D.	59	Director	III
Khursheed Anwer, Ph.D. MBA	58	Executive Vice President and Chief Scientific Officer
Nicholas Borys, M.D.	58	Senior Vice President and Chief Medical Officer
Jeffrey W. Church	61	Senior Vice President and Chief Financial Officer

Class III Directors (Term expires in 2019)

Mr. Michael H. Tardugno. Mr. Tardugno was appointed President and Chief Executive Officer of the Company on January 3, 2007 and was elected to the Board of Directors on January 22, 2007. In October of 2014, Mr. Tardugno was appointed by the Board of Directors as the Chairman as successor to Max E. Link, Ph.D., who passed away in October 2014. Prior to joining the Company and for the period from February 2005 to December 2006, Mr. Tardugno served as Senior Vice President and General Manager of Mylan Technologies, Inc., a subsidiary of Mylan Inc. From 1998 to 2005, Mr. Tardugno was Executive Vice President of Songbird Hearing, Inc., a medical device company spun out of Sarnoff Corporation.  From 1996 to 1998, he was Senior Vice President of Technical Operations worldwide for a division of Bristol-Myers Squibb, and from 1977 to 1995, he held increasingly senior executive positions including Senior Vice-President of World-wide Technology Development with Bausch & Lomb and Abbott Laboratories.  Mr. Tardugno holds a B.S. degree from St. Bonaventure University and completed the Harvard Business School Program for Management Development.

Dr. Donald P. Braun. Dr. Braun has served as a director of the Company since December 2015. Dr. Braun brings over 30 years of research expertise in oncology, with a focus on immunotherapy and the effectiveness and impact of chemotherapy protocols on various cancers and tumor types and served from 2006 to 2014 as Vice President Clinical Research and since 2014 as Vice President Translational Research and Chief Science Officer at the Cancer Treatment Centers of America. Prior to his current role, he was the Scientific Director of the Cancer Center and Professor of Medicine and Immunology at Rush Medical College in Chicago from 1978 to 1999, and the Administrative Director of the Cancer Institute and a Professor of Surgery with tenure at the Medical College of Ohio from 1999 to 2006, Dr. Braun has been appointed to and served on more than a dozen federal government and public advisory committees on oncology and immunology. He received his Ph.D. in Immunology and Microbiology from the University of Illinois at the Medical Center in Chicago.

Dr. Andreas Voss. Dr. Voss has served as a director of the Company since December 2015. Dr. Voss currently serves as Senior Vice President General Manager International at Caris Life Sciences, a biotechnology company focused on implementing personalized medicine in oncology through its liquid biopsy technology. Prior to joining Caris in 2010, he was responsible for the global clinical development of Avastin® and a member of the Corporate Drug Safety Board at F. Hoffmann-La Roche from 2006 to 2010. Before joining Roche in 2006, he was Medical Director for the Lung Cancer Disease Area at AstraZeneca, and from 2000 to 2003, he was the Medical Director for Anti-infectives and Oncology at Bayer GmbH. From 1996 to 2000, Dr. Voss was Head of Medical Research, Oncology at Asta Medica AG. Dr. Voss received his M.D. from the University of Hamburg Medical School and was a postdoctoral fellow at the University of California at San Diego. He is board certified in internal medicine.

Continuing Class I Director Nominees (Term Expires in 2020)

Dr. Augustine Chow.   Dr. Augustine Chow was appointed to the Board of Directors in March 2007. Dr. Chow is the chairman of Harmony Asset Management Limited in Hong Kong. He also serves as a director of Medifocus Inc. (TSX Venture: MFS). From 1996 to 2015, Dr. Chow was the Chief Executive Officer of Harmony Asset Limited, a Hong Kong listed investment company, and from 2008 to 2016 he served as executive Director of Kaisun Energy Group Limited.  From 1990 to 1998, Dr. Chow was the Chief Executive Officer of Allied Group of Companies based in Hong Kong which include several publicly listed companies spanning across various industries.  Prior to this, Dr. Chow held a senior position with Brunswick Corporation and Outboard Marine Corporation and was responsible for all business activities in South East Asia and China.  Dr. Chow has extensive experience in managing publicly listed companies that are involved in manufacturing, marketing and financial services and specializes in mergers and acquisitions. Dr. Chow’s qualifications include a number of Bachelors, Masters and Doctoral degrees.  Among them include a MSc from London Business School and Ph.D. in Biology from City University of Hong Kong.

Mr. Frederick J. Fritz. Mr. Fritz was appointed to the Board of Directors in July 2011.  Mr. Fritz has served as CEO & Founder of NeuroDx, a development stage diagnostic device company focused on the neurosurgery market, since 2006. Mr. Fritz joined NeuroDx from Valeo Medical, a biotech company he founded in 2003 to develop the world's first non-invasive diagnostic test for endometriosis. Prior to that, Mr. Fritz was President and CEO of Songbird Hearing, a medical device company spun out of Sarnoff Corporation. Mr. Fritz began his career in marketing management and new product development. He joined Schering Plough's Wesley Jessen in 1985 as VP Marketing and Sales in 1986. He was promoted to general manager of Schering's Over the Counter pharmaceutical business in 1988 and of the podiatric products business in 1990. He was President of Coleman North America from 1995to 1997.  Mr. Fritz holds a Bachelor’s degree in engineering (summa cum laude) from University of Illinois and an MBA degree from Harvard University.

The Board of Directors concluded that all of the continuing directors have the requisite experience, qualifications, attributes and skill necessary to serve as a member of the Board of Directors based on, among other things, his:

●	Leadership attributes and experience
●	Management experience in the pharmaceutical industry and/or business experience in countries in which the Company is conducting its clinical trials; and
●	Professional and educational background.

Executive Officers

Following are the biographical summaries for each of the Company's executive officers. Each executive officer is elected by, and serves at the pleasure of, the Board of Directors.

Mr. Michael H. Tardugno.   Mr. Tardugno’s biographical information appears above under the heading “Continuing Class III Directors.”

Khursheed Anwer, Ph.D., M.B.A. Dr. Anwer joined Celsion in June 2014 as Executive Vice President and Chief Scientific Officer, in connection with the Company’s acquisition of all the assets of EGWU, Inc. (formerly known as Egen, Inc.), an Alabama corporation (“EGEN”). Before joining Celsion, Dr. Anwer served as EGEN’s President and Chief Scientific Officer, a position he held since 2009. He joined EGEN in July 2002 as Vice President of Research and Development and directed the company’s clinical and research and development functions. Before joining EGEN, Inc., Dr. Anwer was Director of Pre-Clinical Development at Valentis, Inc. from July 2000 to June 2002. From 1993 to 1999, he served in several positions at GeneMedicine, Inc., where he led several research projects in the area of non-viral gene therapy. He has authored more than 40 publications in the area of non-viral gene therapy, resulting from his active career in research and development. Dr. Anwer holds a Ph.D. in Physiology/Pharmacology from Ohio University and received post-doctoral training from the University of Texas Health Science Center at Houston.

Nicholas Borys, M.D.   Dr. Borys joined Celsion in October 2007 as Vice President and Chief Medical Officer of the Company and was promoted to Senior Vice President in June 2014. In this position, Dr. Borys manages the clinical development and regulatory programs for Celsion. Dr. Borys has over 20 years of experience in all phases of pharmaceutical development with a focus on oncology.  Immediately prior to joining Celsion, Dr. Borys served as Chief Medical Officer of Molecular Insight Pharmaceuticals, Inc., a molecular imaging and nuclear oncology pharmaceutical company, from 2004 until 2007. From 2002 until 2004, he served as the Vice President and Chief Medical Officer of Taiho Pharma USA, a Japanese start-up oncology therapeutics company. Prior to that he held increasingly senior positions at Cytogen Corporation, Anthra Pharmaceuticals, Inc., Amersham Healthcare, Inc. and Hoffmann La-Roche Inc. Dr. Borys obtained his premedical degree from Rutgers University and holds an M.D. degree from American University of the Caribbean.

Mr. Jeffrey W. Church.   Mr. Church joined Celsion in July 2010 as Vice President, Chief Financial Officer and Corporate Secretary.  Mr. Church was appointed as Senior Vice President, Corporate Strategy and Investor Relations in July 2011.   In July 2013, Mr. Church was reappointed as Senior Vice President and Chief Financial Officer. Immediately prior to joining Celsion, Mr. Church served as Chief Financial Officer and Corporate Secretary of Alba Therapeutics Corporation, a privately held life science company from 2007 until 2010.  From 2006 until 2007, he served as Vice President, CFO and Corporate Secretary for Novavax, Inc., a vaccine development company listed on The NASDAQ Global Select Market.  From 1998 until 2006, he served as Vice President, CFO and Corporate Secretary for GenVec, Inc., a biotechnology company listed on The NASDAQ Capital Market. Prior to that, he held senior financial positions at BioSpherics Corporation and Meridian Medical Technologies, both publicly traded companies. He started his career with Price Waterhouse from 1979 until 1986.  Mr. Church holds a B.S. degree in accounting from the University of Maryland and is a Certified Public Accountant.

LEGAL PROCEEDINGS

None of the Company's directors or officers has been a part of any legal proceeding within the last 10 years that is subject to disclosure under Item 401(f) of Regulation S-K.

BOARD LEADERSHIP STRUCTURE AND ROLE IN RISK OVERSIGHT

Board Leadership

Our Board of Directors believes that it is important to select its Chairman of the Board and the Company’s Chief Executive Officer in the manner it considers in the best interests of the Company at any given point in time. The members of the Board of Directors possess considerable business experience and in-depth knowledge of the issues the Company faces and are therefore in the best position to evaluate the needs of the Company and how best to organize and adopt the Company’s leadership structure to meet those needs. Accordingly, the Chairman and the Chief Executive Officer may be filled by one individual or by two different individuals, and the Chairman may be a Company insider or an independent director. Mr. Tardugno serves as Chairman of the Board of Directors, President and Chief Executive Officer of the Company. Currently all the other directors of the Board of Directors are independent under applicable SEC and NASDAQ rules. The Board of Directors believes that the Company and its stockholders have been well served by the current leadership structure due to Mr. Tardugno's experience and in-depth knowledge of the Company and the industry.

Board Oversight of Risk

The Board of Directors is responsible for oversight of the various risks facing the Company. In this regard, the Board of Directors seeks to understand and oversee the most critical risks relating to our business and operations, allocate responsibilities for the oversight of risks among the full Board of Directors and its committees, and see that management has in place effective systems and processes for managing risks facing the Company. Overseeing risk is an ongoing process, and risk is inherently tied to our strategy and to strategic decisions. Accordingly, the Board of Directors considers risk throughout the year and with respect to specific proposed actions. The Board of Directors recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for the Company to be competitive and to achieve its business objectives.

While the Board of Directors oversees risk, management is charged with identifying and managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate information about risk to the Board of Directors. Management communicates routinely with the Board of Directors, Board Committees (as defined below) and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

The Board of Directors implements its risk oversight function both as a whole and through delegation to various committees (the “Board Committees”). These committees meet regularly and report back to the full Board of Directors. The Audit Committee oversees the management of financial, accounting, internal controls, disclosure controls and the engagement arrangement and regular oversight of the independent auditors. The Compensation Committee is responsible for the design and oversight of the Company’s compensation programs. Based on a review of our company-wide compensation programs, including the compensation programs for our executive officers, the Compensation Committee has concluded that these programs do not create risks that are likely to have a material adverse effect on the Company. The Nominating and Governance Committee periodically reviews the Company’s corporate governance practices, including the risks that those practices are intended to address. It also periodically reviews the composition of the Board of Directors to help ensure that a diversity of skills and experiences is represented by the members of the Board of Directors taking into account the stage of growth of the Company and its strategic direction. The Science and Technology Committee assists the Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to the long-term success of Celsion.

COMMITTEES OF THE BOARD OF DIRECTORS

The Board of Directors presently maintains separately designated Audit, Compensation, Nominating and Governance, and Science and Technology Committees.

Good Governance Practices

Our Board of Directors has a commitment to strong and sustainable corporate governance. As such, we continuously review our practices to ensure effective collaboration of management and the Board of Directors. Highlights of the Board of Directors' best practices are:

●	Six of the seven Board directors, including two director nominees, are independent;

●	The Board of Directors has adopted and published committee charters (charters are available at www.celsion.com);

●	The Board of Directors conducts an annual review of Board Independence;

●	The Board Committees conduct annual self-evaluations that are reviewed by the Nominating and Governance Committee and the Board of Directors;

●	New directors participate in an orientation program and receive a current state briefing before their first Board Meeting;

●	We have stock ownership and stock retention guidelines for our directors;

●	We have policies and practices to specifically align executive compensation with long-term stockholder interests;

●	We have a policy prohibiting hedging and pledging for our officers and directors;

●	An executive compensation claw back policy was adopted by the Board of Directors in 2014;

●	The Board of Directors reviews management talent and succession annually with the CEO; and

●	There is no automatic enhancement of executive incentive compensation upon a change-in-control.

Audit Committee

The Audit Committee consists of Mr. Frederick J. Fritz, (Chairman), Dr. Augustine Chow and Dr. Alberto R. Martinez. The Audit Committee operates under a written charter as amended and restated effective May 4, 2007. A copy of the charter, as may be amended from time to time, is available on our web site, located at http://www.celsion.com. Additional copies of the charter are available upon written request to the Company. All members of the Audit Committee meet the independence standards established by the SEC and NASDAQ.

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2017 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the U.S.

The Board of Directors has determined that Mr. Fritz is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Drs. Chow and Martinez meet the financial literacy requirements under applicable NASDAQ rules.

Compensation Committee

The Compensation Committee is responsible for establishing and administering the compensation policies applicable to the Company's directors, officers and key personnel, for recommending compensation arrangements to the Board of Directors and for evaluating the performance of senior management. The Compensation Committee operates under a written charter effective as of December 24, 2003. A copy of the charter, as may be amended from time to time, is available on our web site, located at www.celsion.com. Additional copies of the charter are available upon written request to the Company.  The Compensation Committee does not delegate the authority to approve compensation policies and actions affecting the Company's named executive officers or directors. The Compensation Committee applies discretion in determining compensation for the Company's executives. The Compensation Committee has not established any equity or other security ownership requirements or guidelines in respect of its executive officers. The Chairman, President and Chief Executive Officer assists the Compensation Committee in evaluating the performance of other executive officers and by providing information to directors as and when requested, such as salary surveys and compensation paid by the Company's competitors, to the extent such information is publicly available. Members of the Compensation Committee undertake to verify such information prior to referring to it in determining executive compensation. The compensation of the Chairman, President and Chief Executive Officer is determined by the Compensation Committee based on the Compensation Committee's evaluation of his performance and with reference to such external or competitive data as they consider necessary.  The compensation of the other named executive officers is determined by the Compensation Committee based on its evaluation of their individual performance and the recommendations of the Chairman, President and Chief Executive Officer.

Mr. Hooper (Chairman) and Drs. Chow and Martinez currently comprise the Compensation Committee. All members of the Compensation Committee are independent under the applicable NASDAQ rules.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors, reconsideration of incumbent directors in connection with nominations for elections of directors and ensuring that the Board of Directors is properly constituted to meet its corporate governance obligations. The Nominating and Governance Committee operates under a written charter effective as of December 24, 2003 and amended on February 27, 2006. A copy of the charter, as may be amended from time to time, is available on our web site, located at www.celsion.com.  The current members of the Nominating and Governance Committee are Mr. Fritz and Dr. Martinez, each of whom is deemed to be independent under applicable NASDAQ rules.

Science and Technology Committee

The primary purpose of the Science and Technology Committee is to assist the Board of Directors in monitoring the state of science and technology capabilities within the Company and associated risks and overseeing the development of key technologies and major science and medicine-driven innovation initiatives essential to the long-term success of Celsion. The Science and Technology Committee's responsibilities includes reviewing technologies and technology programs of significance to the Company, with special focus on major external initiatives, observing the evolution of science and medicine outside the Company, participating in the development of metrics to assess the state of Celsion science and technology in subject areas including, but not limited to, patent estate, freedom to operate, productivity, capability and external benchmarks, providing guidance for the Company's external science and technology alliances, and providing guidance on the direction of the Company's science and technology activities, as appropriate. The current members of the Science and Technology Committee are Dr. Voss and Dr. Braun, each of whom is deemed to be independent under applicable SEC and NASDAQ rules.

MEETINGS OF THE BOARD AND ITS COMMITTEES

During the year ended December 31, 2017, there were a total of four regular meetings of the Board of Directors.  All of our directors attended all of the meetings of the Board of Directors and the committees on which they served that were held during the period for which they were a director or committee member, respectively other than Dr. Voss who was unable to attend the December 12, 2017 Board of Directors Meeting.  During the year ended December 31, 2017, the Audit Committee met four times, the Compensation Committee met two times and the Nominating and Governance Committee met one time. The Science and Technology Committee (newly formed in 2016) did not meet in 2017.

DIRECTOR NOMINATIONS

The Nominating and Governance Committee

The role of the Nominating and Governance Committee is to act on behalf of the Board of Directors to ensure that the Board of Directors and its standing committees are appropriately constituted to meet their fiduciary and corporate governance obligations. In this role, the Nominating and Governance Committee is responsible for identifying and recruiting new members of the Board of Directors when vacancies arise, identifying and recruiting nominees for election as directors and reconsidering incumbent directors in connection with nominations for elections of directors. The Nominating and Governance Committee is also charged with: (i) reviewing and recommending changes in the size and composition of the Board of Directors and its committees; (ii) developing and maintaining criteria and processes for selecting candidates for election as directors; (iii) identifying and recruiting candidates to stand for election as directors and determining whether incumbent directors should stand for reelection; (iv) ensuring that the Company and the Board of Directors operate in accordance with current best practices; (v) providing for ongoing director training and education; (vi) reporting to the Board of Directors on Nominating and Governance Committee activities; (vii) annually reviewing the Nominating and Governance Committee's performance of its responsibilities and duties; and (viii) annually reviewing the Nominating and Governance Committee Charter, the structure and the processes and membership requirements of the Nominating and Governance Committee and recommending to the Board any improvements or amendments that the Nominating and Governance Committee considers appropriate or necessary.

Director Qualifications

It is a policy of the Nominating and Governance Committee that candidates for director be determined to have unquestionable integrity and the highest ethical character. Candidates must demonstrate the ability to exercise sound, mature and independent business judgment in the best interests of the stockholders as a whole and may not have any interests that would, in the view of the Nominating and Governance Committee, impair their ability to exercise independent judgment or otherwise discharge the fiduciary duties owed as a director. Candidates must have experience and demonstrated achievement in one or more fields of business, professional, governmental, communal, scientific or educational endeavors which will complement the talents of the other members of the Board of Directors and further the interests of the Company, bearing in mind the composition of the Board of Directors and the current state of the Company and the biotechnical/biopharmaceutical industry generally. In particular, the Nominating and Governance Committee believes it is important for one or more members of the Board of Directors to have in-depth experience in the biotechnical/biopharmaceutical industry. The Nominating and Governance Committee has determined that one or more of its members, including the incumbents nominated to stand for reelection at the Annual Meeting, have such biotechnical/biopharmaceutical experience.

Candidates are expected to have an appreciation of the major issues facing public companies of a size and operational scope similar to the Company, including contemporary governance concerns, regulatory obligations of a public issuer, strategic business planning, competition in a global economy, and basic concepts of corporate finance. Candidates must also have the willingness and capability to devote the time necessary to participate actively in meetings of the Board of Directors and committee meetings and related activities, the ability to work professionally and effectively with other members of the Board of Directors and Company management, and the ability and intention to remain on the Board of Directors long enough to make an effective contribution.  Among candidates who meet the foregoing criteria, the Nominating and Governance Committee also considers the Company's current and anticipated needs, including expertise, diversity and balance of inside, outside and independent directors.

The Nominating and Governance Committee, encouraging diversity, endeavors to comprise the Board of Directors of members with a broad mix of professional and personal backgrounds. Thus, the Nominating and Governance Committee accords some weight to the individual professional background and experience of each director. Further, in considering nominations, the Nominating and Governance Committee takes into account how a candidate’s professional background would fit into the mix of experiences represented by the then-current Board of Directors. When evaluating a nominee’s overall qualifications, the Nominating and Governance Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily required of all prospective nominees. In addition to the aforementioned criteria, when evaluating a director for re-nomination to the Board of Directors, the Nominating and Governance Committee will also consider the director’s history of attendance at board and committee meetings, the director’s preparation for and participation in such meetings, and the director’s tenure as a member of the Board of Directors.

Director Independence

In accordance with the rules of the SEC and NASDAQ, the Company requires that at least a majority of the directors serving at any time on the Board of Directors be independent, that at least three directors satisfy the financial literacy requirements for service on the Audit Committee and that at least one member of the Audit Committee qualify as an "audit committee financial expert" under those rules.

The Board of Directors has determined that Mr. Fritz (chairman of our Audit Committee) is qualified to serve as the "audit committee financial expert" as defined by Item 407(d)(5) of Regulation S-K and that Mr. Fritz and Drs. Chow and Martinez meet the financial literacy requirements under applicable SEC and NASDAQ rules. The Board of Directors has also determined that of the seven currently serving directors, six directors (Drs. Augustine Chow, Alberto R. Martinez, Donald P. Braun, Andreas Voss and Messrs. Robert W. Hooper and Frederick J. Fritz) are independent under applicable SEC and NASDAQ rules. In considering the independence of the non-employee Directors nominated for election, each of Mr. Robert W. Hooper and Dr. Alberto R. Martinez has no relationship with the Company other than as a Director and are independent.

Nominating and Governance Committee Process

In selecting candidates for the Board of Directors, the Nominating and Governance Committee begins by determining whether the incumbent directors whose terms expire at the annual meeting of stockholders desire and are qualified to continue their service on the Board of Directors. Under its charter, the Nominating and Governance Committee is charged with considering incumbent directors as if they were new candidates. However, the Nominating and Governance Committee recognizes the significant value of the continuing service of qualified incumbents in promoting stability and continuity, providing the benefit of the familiarity and insight into the Company's affairs and enhancing the Board of Directors' ability to work as a collective body. Therefore, it is the policy of the Nominating and Governance Committee, absent special circumstances, to nominate qualified incumbent directors who the Nominating and Governance Committee believes will continue to make important contributions to the Board of Directors and who consent to stand for re-election. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member, there is an existing vacancy on the Board of Directors, or the Board of Directors, upon the recommendation of the Nominating and Governance Committee, elects to expand the size of the Board of Directors, the following process would be followed:

●	The Nominating and Governance Committee develops a profile for candidates' skills and experience, based on the criteria described above.

●

The Nominating and Governance Committee initiates a search, polling members of the Board of Directors and management, and retaining a search firm if the Nominating and Governance Committee deems this appropriate.

●

The Nominating and Governance Committee has a policy with respect to stockholders' suggestions for nominees for directorships. Under this policy, stockholder nominees are given identical consideration as nominees identified by the Nominating and Governance Committee.

●	The process by which stockholders may submit potential nominees is described below under "Stockholder Recommendation Process."

●

The Nominating and Governance Committee then determines the eligibility and suitability of any candidate based on the criteria described above and the Nominating and Governance Committee's search profile.

●	The Chairman of the Board of Directors and at least one member of the Nominating and Governance Committee interview prospective candidate(s) who satisfy the qualifications described above.

●	The Nominating and Governance Committee offers other members of the Board of Directors the opportunity to interview the candidate(s) and then meets to consider and approve the final candidate(s).

●	The Nominating and Governance Committee seeks endorsement of the final candidate(s) from the full Board of Directors.

●	The final candidate(s) are nominated by the Board of Directors for submission to a stockholder vote or elected to fill a vacancy.

Stockholder Recommendation Process

The Nominating and Governance Committee will consider for nomination any qualified director candidates recommended by our stockholders. Any stockholder who wishes to recommend a director candidate is directed to submit in writing the candidate’s name, biographical information and relevant qualifications to our Corporate Secretary at our principal executive offices. All written submissions received from our stockholders will be reviewed by the Nominating and Governance Committee at the next appropriate meeting. The Nominating and Governance Committee will evaluate any suggested director candidates received from our stockholders in the same manner as recommendations received from management, committee members or members of our board. The Company or the Nominating and Governance Committee may require a stockholder who proposes a nominee to furnish such other information as may reasonably be required by the Company to determine the eligibility or suitability of the proposed nominee to serve as director of the Company. See the section titled “Stockholder Nominations and Proposals for the 2019 Annual Meeting of Stockholders” later in this Proxy Statement.

Revisions to Nomination Process

The Nominating and Governance Committee and stockholder recommendation processes have been developed to provide a flexible framework to permit the director nomination process to move forward effectively. The Nominating and Governance Committee intends to review these processes from time to time in light of the Company's evolving needs and changing circumstances, as well as changes in legal requirements and stock exchange listing standards. The Nominating and Governance Committee may revise these processes or adopt new ones based on such periodic reviews.

STOCKHOLDER COMMUNICATIONS

The Board of Directors has adopted a process through which interested stockholders may communicate with the Board of Directors. Stockholders who wish to send communications to the Board of Directors, or any particular director, should address such communications to the Corporate Secretary, at the Company's headquarters at 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey, 08648.  The envelope containing any such communication should be prominently marked "To the Attention of the Board of Directors" or to a particular committee or director, and the communication should include a representation from the stockholder indicating the stockholder's address and the number of shares of the Company's common stock beneficially owned by the stockholder. Our Corporate Secretary is primarily responsible for monitoring communications from stockholders. Depending upon the content of a particular communication, as he deems appropriate, our Corporate Secretary will: (i) forward the communication to the director, directors or committee to whom it is addressed; (ii) attempt to handle the inquiry directly, for example where the stockholder communication consists of a request for information about the Company or is a stock-related matter; or (iii) not forward communications such as solicitations, junk mail and obviously frivolous or inappropriate communications. At each meeting of the Board of Directors, the Corporate Secretary will present a summary of all communications, whether or not forwarded, received since the last meeting and will make those communications available to the directors on request.

BOARD ATTENDANCE

The Board of Directors strongly encourages, but does not require, all directors, to the extent reasonable and practicable, to attend the Company's annual meetings of stockholders in person. All of the current members of the Board of Directors were present at the Company’s 2017 Annual Meeting of Stockholders.

DIRECTOR COMPENSATION

2017 DIRECTOR COMPENSATION TABLE

The following table sets forth the cash and noncash compensation paid to the Company’s directors who are not employed by the Company or any of its subsidiaries (“Non-Employee Directors”) for the year ended December 31, 2017. The compensation paid to any director who was also one of our employees during fiscal year 2017 is presented in the “2017 Summary Compensation Table” and the information that follows that table. Such employee directors do not receive separate compensation for service on the Board of Directors or any of its committees.

Name	Fees Earned ($)	Stock Grants ($)	Option Awards ($) (1)	Total ($)
Augustine Chow	$40,000	$–	$56,344	$96,344
Robert W. Hooper	44,000	–	49,715	93,715
Alberto R. Martinez	40,000	–	49,715	89,715
Frederick J. Fritz	81,900	–	49,715	131,615
Donald P. Braun	34,900	–	29,000	63,900
Andreas Voss	40,050	–	29,000	69,050

(1)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock awards and stock options, respectively, granted to each Director in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in the Note 11 in the financial statements in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on March 27, 2018. As of December 31, 2017, Dr. Chow had 32,885 option awards outstanding; Mr. Hooper had 28,933 option awards outstanding; Mr. Martinez had 29,076 option awards outstanding; Mr. Fritz had 29,314 option awards outstanding; and Dr. Braun and Dr. Voss each had 15,357 option awards outstanding.

The following table sets forth stock options and grants awarded to the Company’s Non-Employee Directors for the year ended December 31, 2017. The stock option grants to any director who was also one of our employees during fiscal year 2017 is presented in the “2017 Grants of Plan-Based Awards Table” and the information that follows that table. Employee directors do not receive separate equity awards for service on the Board of Directors or any of its committees.

	Non-Employee Director Stock Option and Grant Awards Table
Name	Number of Options Granted		Exercise Price	Grant Date	Expiration Date	Grant Date Fair Value
Augustine Chow	24,286	(1)	$2.69	5/30/2017	5/30/2027	$2.32

Robert W. Hooper	21,429	(1)	$2.69	5/30/2017	5/30/2027	$2.32

Alberto R. Martinez	21,429	(1)	$2.69	5/30/2017	5/30/2027	$2.32

Frederick J. Fritz	21,429	(1)	$2.69	5/30/2017	5/30/2027	$2.32

Donald P. Braun	12,500	(1)	$2.69	5/30/2017	5/30/2027	$2.32

Andreas Voss	12,500	(1)	$2.69	5/30/2017	5/30/2027	$2.32

(1)

Each of these stock option grants vest in three installments, with one-half of the grant vesting on the date of grant and the remainder vesting in two equal annual installments of one-quarter thereafter.

NARRATIVE DISCLOSURE TO DIRECTOR COMPENSATION TABLE

During the year ended December 31, 2017, each Non-Employee Director of the Company received annual cash compensation in the amount of $27,500 payable in quarterly installments, and an additional $1,850 or $1,200 for attendance, in person or telephonically, respectively, at regular meetings of the Board of Directors and each meeting of a committee of the Board of Directors that was not held in conjunction with a meeting of the Board of Directors. Each Non-Employee director is reimbursed for the out-of-pocket costs of attending meetings of the Board of Directors and of committees of the Board of Directors. The Chairman of the Audit Committee received an additional annual cash fee of $11,000, the Chairman of the Compensation Committee received an additional annual cash fee of $8,000 and the Chairman of the Science and Technology Committee received an additional annual cash fee of $7,000 in 2017. Mr. Fritz also received fees totaling $32,000 in 2017 for strategic and tactical advisory services to the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

Mr. Hooper and Drs. Chow and Martinez each served on the Compensation Committee of the Board of Directors for 2017.  No director who served on our Compensation Committee at any time during 2017 is or was a current or former executive officer or employee of the Company, or had any relationships requiring disclosure by the Company under the SEC’s rules requiring disclosure of certain relationships and related party transactions. None of the members of the Compensation Committee during fiscal year 2017 was, or has ever been, an officer or employee of the Company, and, during fiscal year 2017, no executive officer of the Company served on the board and/or compensation committee of any company that employed as an executive officer any member of the Company's Board and/or Compensation Committee.

STOCK OWNERSHIP GUIDELINES FOR NON-EMPLOYEE AND EXECUTIVE DIRECTORS

The Board of Directors believes that, as a matter of sound corporate governance, non-employee and executive directors should have a significant personal financial stake in our performance. Consequently, in February 2011, the Board of Directors adopted stock ownership guidelines for non-employee and executive directors. Our corporate governance guidelines require that each non-employee director acquire and hold shares of our common stock having an aggregate value equal to two times the director’s total compensation in the first year of service and that our executive director acquire and hold shares of our common stock having an aggregate value equal to the executive director’s total compensation in the first year of service. Each director is expected to satisfy the applicable ownership guideline within three years after his or her appointment to the board, whichever is later.

Shares of our common stock that count toward satisfaction of these ownership guidelines include, unless beneficial ownership therein is disclaimed: (i) shares owned outright by the director or executive officer or their immediate family members residing in the same household, whether held individually or jointly; (ii) shares held in a trust, family limited partnership or similar entity solely for the benefit of the director or executive officer and/or their immediate family members; (iii) shares of restricted stock and restricted stock units awarded under our equity incentive plans, including vested and unvested awards; and (iv) shares acquired upon stock option exercise, but not shares underlying unexercised stock options.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee assists the Board of Directors in fulfilling its responsibility to oversee management's implementation of the Company's financial reporting process. In discharging its oversight role, the Audit Committee reviewed and discussed the audited financial statements contained in the Company's 2017 Annual Report on Form 10-K with the Company's management and the Company's independent registered public accounting firm. Management is responsible for the financial statements and the reporting process, including the system of internal controls. The Company's independent registered public accounting firm is responsible for expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States.

The Audit Committee met privately with the Company's independent registered public accounting firm and discussed issues deemed significant by the independent registered public accounting firm, including those required to be discussed by Auditing Standard No. 16, “Communications with Audit Committees” issued by the Public Company Accounting Oversight Board. In addition, the Audit Committee discussed with the independent registered public accounting firm its independence from the Company and its management, including the matters in the written disclosures and the letter received from the independent registered public accounting firm as required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant's communications with the audit committee concerning independence, and considered whether the provision of non-audit services by the independent registered public accounting firm was compatible with maintaining the independent registered public accounting firm's independence. The Audit Committee also met with the independent registered public accounting firm, with and without management present, to discuss the results of the independent registered public accounting firm's examination, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

In reliance on the reviews and discussions outlined above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's 2017 Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Members of the Audit Committee

Mr. Frederick J. Fritz (Chairman)

Dr. Augustine Chow

Dr. Alberto R. Martinez

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

This section describes the material elements of compensation awarded to, earned by or paid to Michael H. Tardugno, our Chairman, President and Chief Executive Officer, Jeffrey W. Church, our Senior Vice President and Chief Financial Officer, Nicholas Borys, M.D., our Senior Vice President and Chief Medical Officer and Khursheed Anwer, Ph.D., our Executive Vice President and Chief Science Officer. These individuals are listed in the 2017 Summary Compensation Table below and are referred to in this discussion as the “Named Executive Officers.”

Introduction

Celsion is a fully-integrated development stage oncology drug company focused on advancing a portfolio of innovative cancer treatments, including directed chemotherapies, DNA-mediated immunotherapy and RNA based therapies. Our lead product candidate is ThermoDox®, a proprietary heat-activated liposomal encapsulation of doxorubicin, currently in a Phase III clinical trial for the treatment of primary liver cancer (the “OPTIMA Study”). Second in our pipeline is GEN-1, a DNA-mediated immunotherapy for the localized treatment of ovarian and brain cancers. We have two platform technologies providing the basis for the future development of a range of therapeutics for difficult-to-treat forms of cancer including: Lysolipid Thermally Sensitive Liposomes, a heat sensitive liposomal based dosage form that targets disease with known therapeutics in the presence of mild heat and TheraPlas, a novel nucleic acid-based treatment for local transfection of therapeutic plasmids. With these technologies we are working to develop and commercialize more efficient, effective and targeted oncology therapies that maximize efficacy while minimizing side-effects common to cancer treatments.

As a result of the Company’s drug development status, it is unlikely, in the short to medium term, to generate revenues and income sufficient to cover product development costs. As a result, the Company’s executive compensation philosophy is to align the interests of management and stockholders by emphasizing rewards for Company performance, while remaining competitive with compensation paid by other clinical stage biotechnology companies.

The compensation practices that we have outlined below have been implemented because we believe that they are consistent with our stockholders’ interests:

What we do:

●	A significant portion of our executive compensation is based on actual Company performance compared to absolute and relative measures and is therefore “at risk”;

●	Performance shares in our long-term and annual incentive programs are subject to both time and performance vesting requirements;

●

Multiple performance metrics between the annual and long-term incentive plans discourage excessive risk-taking by removing any incentive to focus on a single performance goal to the detriment of the Company;

●	Balance between annual and long-term compensation to discourage short-term risk taking at the expense of long-term results;

●	Our executives are encouraged to acquire and maintain meaningful ownership positions in our Company's common stock;

●	Use relevant competitive compensation information compiled from compensation surveys; and

●	Provide reasonable, double trigger change in control arrangements.

Following is a list of compensation practices that we have not engaged in because we do not believe that they are consistent with our stockholders' interests:

What we don't do:

●	Re-pricing or backdating of stock options;

●	Hedging or engaging in the following transactions that include shares of common stock: collars, short sales and other derivative transactions for NEOs or directors;

●	Excessive perquisites for executives;

●	Single trigger or modified single trigger cash severance benefits followed by a change in control; and

●	Provisions for excise tax gross-ups in employment contracts issued.

Stockholder Say-on-Pay Votes

The Company provides its stockholders with the opportunity to cast an advisory vote every three years to approve its executive compensation program (referred to as a “say-on-pay proposal”). At the Annual Meeting of Stockholders held in June 2016, approximately 98% of the votes cast on the say-on-pay proposal at that meeting were voted in favor of the Company's executive compensation program. The Compensation Committee believes these results affirmed stockholders’ support of the Company’s approach to its executive compensation program. In general, the Compensation Committee did not change its approach in 2017 and believes the program in place, as in prior years, includes a number of features that further the goals of the Company’s executive compensation program. The Compensation Committee will continue to consider the outcome of the Company’s say-on-pay proposals when making future compensation decisions for the Named Executive Officers.

The Compensation Committee has adopted the following executive compensation approaches, which the Company believes help to achieve the objectives for the executive compensation program and are generally favored by stockholders:

●

A significant amount of the executives’ compensation is at-risk.  For fiscal year 2017, over 60% of Mr. Tardugno’s target total direct compensation was performance-based and/or linked to the value of the Company’s stock price. As used in this discussion, the term “total direct compensation” means the aggregate amount of the executive’s base salary (39%), target annual incentive awards (28%), and long-term equity incentive awards based on the grant-date fair value of such awards as determined under the accounting principles used in the Company’s audited financial statements (31%) and all other Compensation (2%).

●

Executives’ bonuses under the Company’s annual incentive program are principally based on the achievement of specific performance objectives established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year.

●

Executives’ 2017 annual equity awards were granted in the form of stock option awards. We believe the grant of stock option awards further aligns the executives’ interests with those of stockholders as the awards will not have value unless the Company’s stock price appreciates after the award is granted. The stock option awards also provide a retention incentive as they vest over a multi-year period.

●

Executives are also granted stock option and stock awards at the time they join the Company as these provide the same incentives as annual equity awards. These stock option grants and stock awards generally vest over a three or four-year period beginning on the first-year anniversary of the date of grant.

Executive Compensation Philosophy and Procedures

The Compensation Committee attempts to design executive compensation programs to achieve three principal objectives.

●

The program is intended to attract, motivate and retain talented executives with total compensation that is competitive within the drug development and broader pharmaceutical and biotechnology industry;

●

The program is intended to create an alignment of interests between the Company’s executives and stockholders such that a significant portion of each executive’s compensation varies with business performance and is dependent on stock price appreciation; and

●	The program is designed to award behavior which results in optimizing the commercial potential of the Company’s development program.

The Compensation Committee’s philosophy is to pay competitive total compensation, comprised of annual salaries, annual cash incentives and long-term equity awards (primarily stock options), with a significant percentage of total compensation that is directly linked with the Company’s performance. The Compensation Committee considers the elements of the compensation package to be reflective of compensation packages given to executives of companies of similar size in our industry. Compensation packages generally are designed to pay competitive salaries at the median of the industry compensation surveys as described below, reward superior annual performance through incentive compensation awards and allow executives to participate in increases in stockholder value through stock option and other stock-based grants.

In determining executives’ compensation levels, the Compensation Committee relies primarily on its experience and judgment to provide a package that it believes appropriately balances the need to attract and retain key executive talent with the creation of incentives that will enhance the growth of the Company and provide value for stockholders. As part of its decision-making process, the Compensation Committee takes into account the role and experience of each executive and reviews industry surveys, (specifically, the Radford Global Life Sciences Survey, which covers a broad cross-section of the biotechnology, pharmaceuticals and life science industries and in which the Company participates) for information on the compensation paid to executive officers by companies in our industry that are similar in size, breadth, stage of development or complexity to the Company. The Compensation Committee will also review custom surveys comparing executive compensation with that of specific peer groups (for example, pre-commercial biopharma public companies, biopharma companies with under 50 employees, biopharma companies with a market cap above $100 million and biopharma companies with market cap below $100 million).

In light of the straightforward nature of the Company’s executive compensation arrangements, the Compensation Committee believes it has not been necessary to retain independent compensation consultants, and no consultants were retained by the Compensation Committee or the Company for 2017. The Compensation Committee reviews the compensation surveys as summarized above with the Chief Executive Officer as it relates to elements of yearly performance and compensation of all members of the executive management team. The Compensation Committee believes that an appropriate level of input from our Chief Executive Officer provides a necessary and valuable perspective in helping the Compensation Committee formulate its own independent views on compensation. The Compensation Committee takes measures to ensure its independence with respect to the Chief Executive Officer's compensation, excusing him from portions of meetings to freely discuss his and the other Named Executive Officers compensation. The Compensation Committee made all final determinations on the compensation levels for all Named Executive Officers in 2017.

A discussion of each individual element of compensation and the compensation for each Named Executive Officer for 2017 follows.

Annual Salaries

The Company participates in an ongoing industry survey as described above. The Compensation Committee compares base salary for Company executives with the levels provided to similarly situated executives and generally targets base salaries at levels in the median of the survey data.

In 2017, the Compensation Committee reviewed each executive’s job responsibilities, individual performance, our corporate performance, competitive market data, our total compensation expense and the base salaries of Mr. Tardugno, Mr. Church, Dr. Borys and Dr. Anwer and approved a salary adjustment of 2.5% for each of the named officers.

Incentive Compensation

The Company has an incentive compensation plan in which all members of our senior management participate. The plan is performance-driven based on Company and personal operational objectives established at the beginning of the year by the Compensation Committee in consultation with the Chief Executive Officer. These operational objectives include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals. Each member of senior management is individually evaluated based on the achievement of the Company’s overall operational objectives and each individual’s personal performance against these objectives. This component of compensation is provided, among other reasons, to create incentives for members of senior management to meet short and medium term performance goals of the Company, without regard to stock price. Objectives are weighted in terms of overall importance to meeting the Company’s operating plan.

The total annual incentive compensation a member of senior management can earn is based on his level within management, with more senior members of management eligible to earn a higher percentage of their base salary as incentive compensation than less senior members. We believe it is appropriate for executives to have a greater percentage of their compensation “at-risk” based on performance as they generally have a greater role in the achievement of objectives that we believe promote the growth of the Company and the creation of value for stockholders.  The actual amount of incentive compensation paid to any member of senior management is determined on a sliding scale dependent on how successful such member of senior management was in achieving the objectives upon which his or her incentive compensation was targeted and the relative importance to the Company of the objectives achieved. The Compensation Committee retains complete discretion to adjust any incentive compensation down and retains discretion as to whether to grant any incentive compensation to any individual member of senior management at all.

Under the incentive compensation plan for 2017, the Compensation Committee established a number of annual corporate goals identified below that include research and development, regulatory, manufacturing, organizational and financial goals which we believe are essential to building stockholder value.  The relative weighting of these corporate goals is based upon our assessment of the importance of each goal in creating value for the Company and our stockholders. If all of the stated goals were achieved, the overall corporate performance rating would have been 100%.  Each corporate goal was established so that significant levels of achievement were required to meet the goal. Following the conclusion of the annual performance period, the level of achievement for each corporate goal was assessed by the Compensation Committee. The Compensation Committee determined whether each corporate goal had been met, exceeded, or not satisfied. In addition, in assessing corporate performance, the Compensation Committee had the discretion to factor in other significant corporate events that occurred during the performance period, which could have resulted in an upward or downward adjustment in the determination of corporate performance. After taking into account the level of attainment of each corporate goal and other appropriate corporate performance factors, the Compensation Committee assigned the overall corporate performance rating, which could have ranged from 0% to 100%. A maximum bonus pool is established by multiplying the overall corporate performance rating by the aggregate target bonuses for all individuals in the incentive plan. Certain individual downward adjustments may be made at the discretion of the Compensation Committee. The aggregate of all individual bonuses awarded under the policy cannot exceed the maximum bonus pool available such that the cost of bonuses ultimately reflects our overall performance and is not inflated by any individual performance rating.

After the corporate performance rating is determined by the Compensation Committee, the individual performance of each Named Executive Officer is reviewed by the Compensation Committee in consultation with Mr. Tardugno in order to determine the appropriate annual performance percentage rating to be assigned to the executive for the performance period.  Each Named Executive Officer’s actual annual performance-based incentive compensation payment is based on a combination of our corporate performance rating and his or her individual performance rating.  The actual annual performance bonus compensation award for each Named Executive Officer is determined in our sole discretion, and the maximum payout for each Named Executive Officer could be up to 100% of his target annual performance-based compensation target.

The Named Executive Officers were each assigned a target annual incentive for 2017 ranging from 40% to 100% of base salary. The table below shows the target annual incentive assigned to each Named Executive Officer for 2017 both as a dollar amount and as a percentage of base salary as well as the actual annual incentive amounts awarded and as a percentage of base salary.

Name	Annual Incentive Target for Entire 2017 Year ($)	Annual Incentive Target for Entire 2017 Year (% of Base Salary)	Annual Incentive Award for Entire 2017 Year ($)	Annual Incentive Awarded for Entire 2017 Year (% of Base Salary)
Michael H. Tardugno	$513,125	100%	$356,622	69.5%
Khursheed Anwer	126,432	40%	82,181	26.0%
Nicholas Borys	153,640	40%	119,840	31.2%
Jeffrey W. Church	137,775	40%	97,820	28.4%

The following 2017 corporate objectives and relative weightings assigned to each objective include the completion of certain development projects, capital raising, cost controls, business development and profit and loss goals, which we believe are ultimately linked to creating stockholder value. These objectives are designed to achieve timely and efficient product development including completion of clinical studies and regulatory approvals and in total represent a potential payout at 115% of the executive’s bonus target if all objectives are achieved.

1.	Research and Development objectives to enroll patients and activate sites in the Phase III clinical trial of ThermoDox® for treatment of primary liver cancer (the OPTIMA Study) (30%).

2.	Research and Development objectives to initiate a Phase II study for the treatment of recurrent chest wall (RCW) breast cancer in Europe (the EU-Dignity Study) (15%).

3.	Research and Development objective to complete preclinical proof-of-concept studies using ThermoDox® for the treatment of bladder cancer (5%).

4.	Research and Development objective to execute a neoadjuvant Phase I Study of GEN-1 in ovarian cancer (the OVATION Study) to establish the dose for future clinical studies (15%).

5.	Research and Development objective to file a follow-on Phase I/II Study protocol of GEN-1 in ovarian cancer with the FDA and initiate patient enrollment (15%).

6.	Financial objectives to manage cash and operating expenses, ensure cash flows are within 10% of plan and maintain sufficient levels of cash to achieve necessary run way to fund operations (20%).

7.	Corporate development objectives to achieve a market cap consistent with a share price at 80% of the current analysts’ average price targets (15%).

These performance objectives served as the corporate performance objectives under the incentive compensation plan for 2017.  Research and development goals comprised 80% of the corporate performance objectives for 2017, with an additional 35% relating to financial and business development objectives that we believe were critical to the development of our drug candidate pipeline. We believe this mix of corporate goals was not only an appropriate measure of achievement in 2017, but also represents objectives important to building the long-term foundation of our business.

A report of the achievement of our 2017 corporate objectives was prepared by our executive management team and was then reviewed and assessed by the Compensation Committee. Based on this review and assessment, the Compensation Committee determined that two of the corporate goals identified above (4 and 6) were met.  Three goals (1, 2 and 5) were not fully met and partial credit was given for these goals.  Partial credit was given based on the level of achievement that, while not meeting the full corporate objective, nevertheless represented significant achievement towards that objective that the Compensation Committee determined warranted a proportional award. Two goals (3 and 7) were not met; therefore, no credit was given for these goals. The Compensation Committee also determined that significant accomplishments outside of established corporate objectives, including the Company’s progress in certain partnerships and collaborations, advances in clinical development, and attainment of certain financial objectives, should be factored into the determination of the corporate performance rating.

Each of the Named Executive Officers participated in the annual incentive plan for 2017. The target bonus amount for each executive was established pursuant to his employment agreement.  Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has awarded the annual incentive bonus for each year in the first quarter of the following year. In the first quarter of 2018, the Compensation Committee approved the amount and the payment of the incentive bonus for 2017 for each of the Named Executive Officers. Please see the “Non-Equity Incentive Plan Compensation” column in the 2017 Summary Compensation Table.

Stock-Based Compensation

The Company grants long-term equity awards to its executives and other employees that are designed to align the interests of Company employees and its stockholders, encouraging participants to maintain and increase their ownership of Company common stock with the opportunity to benefit from the Company’s long-term performance. The Company’s equity program has generally consisted of grants of stock options and occasional grants of stock awards.  Because the exercise price of the options is based on the market price of the Company’s common stock on the date of grant, the Compensation Committee believes that options help to align the interests of the Company’s executives with those of its stockholders as the options will not have value unless there is appreciation in the Company’s stock price.  The options also serve as a retention tool since they generally vest over a two to three-year period following the grant date.  This approach is designed to focus key employees on sustainable growth of the Company and the creation of stockholder value over the long term.

Annual grants to the Named Executive Officers are generally made during the first quarter of the fiscal year. Annual Grants are determined by the Committee based on their review of each individual’s past performance as well as their potential impact on the Company’s future performance. Grants may also be made at other times during the fiscal year in certain circumstances (such as a grant in connection with the hiring or promotion of an executive or other special circumstance as deemed appropriate by the Compensation Committee).

Other Compensation

Executive officers are eligible to participate in our medical and other welfare benefit plans and for other benefits, in each case on generally the same basis as other employees. We maintain a 401(k) plan for our employees. Other than the 401(k) plan, we do not offer any of our employees a pension plan, retirement plan or other forms of compensation paid out upon retirement.

Post-Employment Obligations

The Company believes that severance protections, particularly in the context of a change in control transaction, can play a valuable role in attracting and retaining key executive officers. Under their employment agreements, each of the Named Executive Officers would be entitled to severance benefits in the event of a termination of employment by the Company without cause. The Company has determined that it is appropriate to provide the executives with severance benefits under these circumstances in light of their positions with the Company and as part of their overall compensation package.

The Company believes that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of the Company’s executive officers as many change in control transactions result in significant organizational changes, particularly at the senior executive level.  In order to encourage the Company’s executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction may be uncertain, the Company provides Mr. Tardugno, Mr. Church and Dr. Borys with enhanced severance benefits if his employment is actually or constructively terminated by the Company without cause in connection with a change in control.

In September 2016, the Company entered into amended and restated change in control severance agreements with Mr. Tardugno, Dr. Borys and Mr. Church, which generally contained the same terms as set forth in each Executive’s prior change in control severance agreement but increased the severance period from one (1) to two (2) years.

Tax Considerations

Section 162(m) of the Code provides that annual compensation in excess of $1,000,000 paid to the Chief Executive Officer or certain of the Company’s other executive officers will not be deductible by a publicly held corporation for federal income tax purposes. Historically, there was an exception to this annual deduction limit for compensation meeting the definition of “performance-based compensation” under Section 162(m) of the Code. With the enactment of tax reform in December 2017, the performance-based compensation exception under Section 162(m) of the Code has been repealed, except with respect to certain grandfathered arrangements. The Compensation Committee considers the anticipated tax treatment to the Company when determining executive compensation and, historically, has sought to structure its executive compensation program in a way that preserved the deductibility of compensation payments and benefits, subject to the satisfaction of other applicable regulatory requirements. It should be noted, however, that tax deductibility is one of many factors considered by the Compensation Committee in determining executive compensation and the Compensation Committee maintains the flexibility to compensate the Named Executive Officers in a manner it deems appropriate to attract, retain, and motivate highly-qualified executives officers.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee has certain duties and powers as described in its charter. The Compensation Committee is currently composed of the three non-employee directors named at the end of this report, each of whom the Board of Directors has determined is independent under the applicable NASDAQ rules.

The Compensation Committee has reviewed and discussed with management the disclosures contained in the Compensation Discussion and Analysis section of this Proxy Statement. Based upon this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis section be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended.

Compensation Committee of the Board of Directors Mr. Robert W. Hooper (Chairman) Dr. Alberto R. Martinez Dr. Augustine Chow

EXECUTIVE COMPENSATION

2017 Executive Summary Compensation Table

The following table sets forth the aggregate cash and other compensation paid for the year ended December 31, 2017 and 2016:

Name and Principal Position	Year	Salary	Bonus	Stock Awards (1)	Option Awards (1)	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)	Total ($)

Michael H. Tardugno (4)	2017	$506,609	$–	$–	$409,315	$356,622	$30,000	$1,302,546
Chairman, President & CEO	2016	$499,609	$–	$33,250	$296,998	$265,521	$29,834	$1,124,671

Khursheed Anwer (5)(6)	2017	$312,010	$150,000	$–	$50,544	$82,181	$7,500	$602,235
Executive VP & CSO	2016	$307,821	$–	$–	$41,276	$49,276	$7,500	$405,873

Nicholas Borys (7)	2017	$379,223	$–	–	$112,685	$119,840	$8,250	$619,998
Senior VP & CMO	2016	$373,579	$–	15,960	$97,857	$76,254	$8,249	$571,899

Jeffrey W. Church	2017	$340,104	$–	$–	$112,685	$97,820	$–	$550,609
Senior VP & CFO	2016	$334,719	$–	$15,960	$95,285	$69,312	$19,317	$534,593

(1)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock awards and stock options, respectively, granted to the Named Executive Officers in the years shown, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on March 27, 2018.

(2)

Executives’ bonuses under the Company’s annual incentive program are based on the achievement of specific performance measures established at the beginning of the fiscal year by the Compensation Committee. Historically the Compensation Committee has generally awarded the annual incentive bonus for each year in the first quarter of the following year.  In the first quarter of 2018, the Compensation Committee approved the amount and the payment of the incentive bonus for 2017 for each of the Named Executive Officers. During 2017, the Compensation Committee deferred the award of the 2016 annual incentive bonus until July 2017.  Half of each executive’s 2016 annual incentive bonus award was paid in July 2017 and the remaining half was paid in October 2017.

(3)

This column includes other compensation as indicated below and matching contributions made by the Company for the Named Executive Officers under the Company’s 401(k) plan. The Company’s matching contribution is equal to 50% of the employee’s deferrals under the plan up to 6% of the employee’s compensation, subject to applicable IRS limitations, and are made in shares of the Company’s common stock.

(4)	For Mr. Tardugno, “All Other Compensation” for 2017 consists of $18,000 for discretionary spending allowance and a 401(k)-plan matching contribution of $12,000 in Celsion common stock.

(5)	During 2017, Dr. Anwer received payout of a retention bonus pursuant to his June 2014 employment agreement.

(6)	For Dr. Anwer, “All Other Compensation” for 2017 consists of a 401(k)-plan matching contribution in Celsion common stock.

(7)	For Dr. Borys, “All Other Compensation” for 2017 consists of a 401(k)-plan matching contribution in Celsion common stock.

Narrative Disclosure to Executive Summary Compensation Table

Employment Agreements

The Company and Mr. Tardugno entered into an employment agreement, effective March 30, 2016, which superseded the previous employment agreements with Mr. Tardugno. In March 2016, the Company and Mr. Tardugno entered into an amended and restated employment agreement, which generally maintained the same terms as set forth in the December 2014 agreement, but removed the modified single-trigger provision included in the agreement. Under that provision, Mr. Tardugno was eligible to receive severance following a change in control if Mr. Tardugno elected to terminate his employment for any reason or no reason commencing with the sixth and ending with the twelfth month following the change in control. In accordance with commonly viewed best practices, the parties agreed to remove this provision so that it is no longer operative, effective March 30, 2016. The following narrative describes the terms of Mr. Tardugno’s employment agreement, as in effect on December 31, 2017 (the “March 2016 Agreement”).

Subject to earlier termination pursuant to the terms of the March 2016 Agreement, the initial term of the agreement ends on January 31, 2018, with automatic one-year renewals thereafter, unless either party provides a notice of non-renewal. Mr. Tardugno's March 2016 Agreement provides for an initial annual base salary of $465,462, subject to annual adjustment by the Board of Directors of the Company or the Compensation Committee. Mr. Tardugno is also eligible for an annual performance bonus from the Company, pursuant to the Company's management incentive bonus program in effect from time to time. The amount of such bonus will be determined by the Board of Directors or the Compensation Committee in its sole and absolute discretion and will not exceed 100% of the then-current base salary except pursuant to a specific finding by the Board of Directors or the Compensation Committee that a higher percentage is appropriate. Under the March 2016 Agreement, the Company agreed to grant to Mr. Tardugno, at the time of its usual annual grant to employees, annual stock options to purchase shares of the Company's common stock as the Board of Directors or the Compensation Committee shall determine.

In the event of Mr. Tardugno’s termination due to death or disability during the employment term, Mr. Tardugno’s legal representatives shall be entitled to receive his base salary through the date which is ninety (90) days after his death and a pro rata annual performance bonus based on actual performance and the time served during the performance year. Upon Mr. Tardugno’s death or termination due to disability, previously granted and vested stock options will remain fully exercisable through their respective original maximum terms (subject to earlier termination in connection with a change in control of the Company and similar events as provided in the applicable plan and/or award agreement) and all other stock options and stock awards (and similar equity rights) that have not vested prior the date of termination will be forfeited.

In the event, (A) that the Company terminates the agreement other than for "cause" (as defined in the agreement) or (B) Mr. Tardugno terminates the agreement upon the occurrence of:  (i) a material adverse change in his duties or authority; (ii) a situation in which he is no longer at least one of the President or the Chief Executive Officer of the Company; (iii) a bankruptcy filing or similar action by or against the Company; or (iv) another material breach of the Agreement by the Company (each, a "Triggering Event"), or (C) the agreement terminates for nonrenewal, Mr. Tardugno will be entitled to receive a severance payment equal to his base annual salary at the time of termination (the "Severance Amount"), payable in accordance with the Company's normal payroll practices, COBRA premiums for up to twelve months and may generally exercise any vested options through the remainder of their original terms.

In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if within such two-year period (i) there is a material adverse change in his compensation or benefits, or (ii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms.

In the event of termination of his employment upon a Triggering Event within two years following a "change in control" (as described below), or, if during the six-month period after a change in control and prior to the two-year anniversary of such change in control, (i) there is a material adverse change in his duties or responsivities, (ii) there is a material adverse change in his compensation or benefits, or (iii) any successor to the Company does not assume the Company's obligation under the agreement, and he terminates his employment, Mr. Tardugno is entitled to a lump sum severance payment equal to the Severance Amount and any previously unvested options granted to Mr. Tardugno and covered by the employment agreement shall immediately vest and remain fully exercisable through the remainder of their original maximum terms and otherwise in accordance with their respective original terms. A "change in control" is deemed to occur: (i) if any person becomes the direct or indirect beneficial owner of more than 50% of the combined voting power of the Company's then-outstanding securities; (ii) there is a change in a majority of the directors in office during any twenty-four (24) month period; (iii) the Company engages in a recapitalization, reorganization, merger, consolidation or similar transaction after which the holders of the Company's voting securities before the transaction do not continue to hold at least 50% of the voting securities of the Company or its successor after the transaction; or (iv) upon the complete liquidation or dissolution of the Company or the sale or other disposition of substantially all of its assets after which the holders of the Company's voting securities before such sale or disposition do not continue to hold at least 50% of the voting securities of the Company or its successor after such sale or disposition.

In the event that Mr. Tardugno is terminated for cause or is receiving severance payments contemplated under the employment agreement, Mr. Tardugno shall, among other things, not provide any services, directly or indirectly, to any other business or commercial entity in the Company's "Field of Interest" (as such term is defined in his employment agreement), solicit any customers or suppliers of the Company, directly or indirectly, or employ or seek to employ an employee of the Company for a period of two years following the date of termination. In addition, at no time during the term of the employment agreement or thereafter will Mr. Tardugno knowingly make any written or oral untrue statement that disparages the Company.  Mr. Tardugno is also subject to confidentiality provisions in his employment agreement.

The Company and Dr. Borys entered into an employment offer letter on August 23, 2007, pursuant to which Dr. Borys agreed to serve as the Vice President and Chief Medical Officer of the Company. Dr. Borys' employment with the Company is "at-will"; however, subject to a retention agreement the Company provided to Dr. Borys on February 19, 2013, if the Company terminates Dr. Borys' employment for any reason other than just cause, the Company will pay Dr. Borys a salary continuation and COBRA premiums for up to six months. The salary and COBRA premiums will cease at the end of the six-month period or, if he finds new employment prior to the end of the six-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

The Company and Mr. Church entered into an employment offer letter on June 15, 2010.  Mr. Church’s employment is “at-will”; however, if the Company terminates Mr. Church for any reason other than just cause, the Company will pay Mr. Church a salary continuation and COBRA premiums for up to six months. The salary and COBRA premiums will cease at the end of the six-month period or if he finds new employment prior to the six-month period, the benefit will be reduced by the amount of compensation which he will receive from any new employer.

The Company and Dr. Anwer entered into an employment offer letter effective as of June 20, 2014. Dr. Anwer’s employment with the Company is “at-will”; however, subject to the retention and severance agreement, if the Company terminates Dr. Anwer’s employment without cause (as such term is defined in the retention and severance agreement), he will be entitled to receive cash severance equal to 12 months of his base salary and reimbursement of his COBRA premiums for up to 12 months. Dr. Anwer’s right to receive these severance benefits is subject to his providing a release of claims in favor of the Company.

Change in Control Agreements

In September 2016, the Company entered into amended and restated change in control severance agreements (CIC Agreements) with each of the Named Executive Officers (other than Dr. Anwer who is not subject to such an agreement); to provide severance benefits to these executives should their employment terminate in certain circumstances in connection with a change in control of the Company.

Under the amended and restated CIC Agreements, in the event that the Company terminates the executive’s employment without cause or in the event that the executive terminates his employment for good reason, in either case on or within two years after a change in control of the Company, the executive would be entitled to receive a cash lump sum payment equal to two (2) times the sum of (1) the executive’s annual base salary and (2) the executive’s target annual bonus for the fiscal year in which the termination occurs.  (For these purposes, the terms “cause,” “good reason” and “change in control” are each defined in the CIC Agreement.) In addition, the Company will pay or reimburse the executive for the cost of COBRA premiums and life insurance coverage for the executive and his eligible dependents, in each case for a period of up to two years following the termination. The executive would also be entitled to full acceleration of his then-outstanding equity awards granted to him by the Company. However, as to any equity award agreement that is subject to performance-based vesting requirements, the vesting of such award will continue to be governed by its terms.  In the case of options or similar awards, the award would generally remain exercisable for the remainder of the original term of the award (or, in the case of awards that vested after the date of the change in control, for the lesser of 12 months following the last day such award would have been exercisable under the applicable award agreement and the remainder of the original term). The benefits provided under the CIC Agreement are in addition to, and not in lieu of, any severance benefits the executive may be entitled to receive in connection with the termination of his employment under any other agreement with the Company. The executive’s right to benefits under the CIC Agreement is subject to his executing a release of claims in favor of the Company upon the termination of his employment.

Material Terms of Option Grants During 2017

Each of the stock options awarded to the Named Executive Officers in 2017 and reported in the 2017 Grants of Plan-Based Awards Table below was granted under, and is subject to, the terms of the 2007 Plan. The 2007 Plan is administered by the Compensation Committee, which has authority to interpret the plan provisions and make all required determinations under the plan. This authority includes making required proportionate adjustments to outstanding awards upon the occurrence of certain corporate events such as reorganizations, mergers and stock splits, and making provision to ensure that any tax withholding obligations incurred in respect of awards are satisfied. Awards granted under the plan are generally only transferable to a beneficiary of a Named Executive Officer upon his death. Under the terms of the 2007 Plan, if there is a change in control of the Company, each Named Executive Officer’s outstanding awards granted under the plan will generally terminate, unless the Compensation Committee provides for the substitution, assumption, exchange or other continuation or settlement (in cash, securities or property) of the outstanding awards. The Compensation Committee has discretion to provide for outstanding awards to become vested in connection with a change in control.

Each option granted to the Named Executive Officers in 2017 was granted with a per-share exercise price equal to the closing price of our common stock on the grant date. Each option is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years. However, vested options may terminate earlier in connection with a change in control transaction or a termination of the Named Executive Officer’s employment. Subject to any accelerated vesting that may apply in the circumstances, the unvested portion of the option will immediately terminate upon a termination of the Named Executive Officer’s employment.

2017 Grants of Plan-Based Awards Table

The following table presents information regarding the incentive awards granted to the Named Executive Officers during 2017.  Each of the equity awards reported in the table below was granted under the 2007 Plan.

Name	Grant Date	Estimated Future Payouts Under Non- Equity Incentive Plan Awards Target ($) (1)	All other Stock Awards: Number of Shares or Units of Stock (#)	All Other Option Awards: Number of Securities Under- lying Options (#)(2)	Exercise or Base Price of Option Awards ($/Share)	Grant Date Fair Value of Stock and Option Awards ($) (3)
Michael H. Tardugno	N/A	$513,125
	5/30/2017			176,429	$2.69	$409,315

Khursheed Anwer	N/A	$126,432
	5/30/2017			21,786	$2.69	$50,544

Nicholas Borys	N/A	$153,640
	5/30/2017			48,571	$2.69	$112,685

Jeffrey W. Church	N/A	$137,775
	5/30/2017			48,571	$2.69	$112,685

(1)

The amounts reported in this column represent the target bonus opportunity under the Company’s annual bonus program. See “Compensation Discussion and Analysis – Incentive Compensation” above for information on the terms of these bonuses.

(2)

The amounts reported in this column represented stock option awards granted under the 2007 Plan. Each option granted to each Named Executive Officer is scheduled to vest in three installments, with one-third vesting on the date of grant and the balance vesting in annual installments over each of the next two years, subject in each case to the executive’s continued employment through the applicable vesting date and has a maximum term of ten years.

(3)

The value reported for Stock and Option Awards is the aggregate grant date fair value of stock options granted to the Named Executive Officers in 2017, determined in accordance with FASB ASC Topic 718, disregarding adjustments for forfeiture assumptions. The assumptions for making the valuation determinations are set forth in Note 11 to the financial statements in the Company’s 2017 Annual Report on Form 10-K filed with the SEC on March 27, 2018.

2017 Outstanding Equity Awards at Year-End

The following table summarizes the unexercised stock options held by each of the Named Executive Officers as of December 31, 2017.  None of the Named Executive Officers held any other outstanding stock awards as of December 31, 2017.

		Option Awards
Name	Grant Date	No. of Securities Underlying Unexercised Options (#) Exercisable	No. of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date
Michael H. Tardugno	5/6/2013	3,174	–		$61.18	5/6/2023
	2/11/2014	3,174	–		$51.24	2/11/2024
	6/20/2014	10,039	–		$49.00	6/20/2024
	3/17/2015	10,000	–		$34.30	3/17/2025
	6/19/2015	4,642	–		$33.46	6/19/2025
	2/2/2016	7,143	3,571	(1)	$18.62	2/2/2026
	9/6/2016	8,928	–		$17.08	9/6/2026
	5/30/2017	88,214	88,215	(2)	$2.69	5/30/2027

Khursheed Anwer	6/20/2014	2,286	2,286	(3)	$49.00	6/20/2024
	3/17/2015	1,785	1,785	(4)	$34.30	3/17/2025
	2/2/2016	1,905	1,905	(1)	$18.62	2/2/2026
	5/30/2017	10,893	10,893	(2)	$2.69	5/30/2027

Nicholas Borys	5/6/2013	1,270	–		$61.18	5/6/2023
	2/11/2014	2,857	–		$51.24	2/11/2024
	6/20/2014	3,571	–		$49.00	6/20/2024
	3/17/2015	3,571	–		$34.30	3/17/2025
	2/2/2016	2,381	1,190	(1)	$18.62	2/2/2026
	9/6/2016	2,905	–		$17.08	9/6/2026
	5/30/2017	24,285	24,286	(2)	$2.69	5/30/2027

Jeffrey W. Church	5/6/2013	1,269	–		$61.18	5/6/2023
	2/11/2014	2,857	–		$51.24	2/11/2024
	6/20/2014	4,285	–		$49.00	6/20/2024
	3/17/2015	3,571	–		$34.30	3/17/2025
	2/2/2016	2,857	1,428	(1)	$18.62	2/2/2026
	9/6/2016	2,095	–		$17.08	9/6/2026
	5/30/2017	24,285	24,286	(2)	$2.69	5/30/2027

(1)

Each of these stock options vests in three equal installments, with the first installment vesting on the date of grant and an additional installment vesting on each of the first two anniversaries thereafter.

(2)

Each of these stock option grants vest in three installments, with one-half of the grant vesting on the date of grant and the remainder vesting in two equal annual installments of one-quarter thereafter.

(3)

These stock options vests in five installments, with the first installment of 10,000 vesting on the date of grant and an additional 7,500 installments vesting on each of the first four anniversaries thereafter.

(4)	These stock options vest in three annual installments commencing on the first anniversary of the date of grant.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any of their stock options that vested during 2017. During 2017, Dr. Anwer received 2,500 shares of stock which vested on June 20, 2017 and were granted on June 20, 2014 under the 2007 Plan.

Potential Payments Upon Termination or Change in Control

As described above under “Narrative Disclosure to Executive Compensation Tables,” the Company has entered into agreements with each of the Named Executive Officers currently employed by the Company that provide benefits that may become payable to the executives in connection with a termination of their employment.  The Company has also entered into agreements with Mr. Tardugno, Mr. Church and Dr. Borys that provides benefits that may become payable to the executives in connection with a termination of employment following a change in control of the Company.  If in the event the Named Executive Officer is entitled to receive severance benefits in connection with a termination of employment under both their severance agreement and their change in control agreement, the executive shall be entitled to receive the benefits from both agreements.  The first table below indicates the benefits that would be payable to each executive if a termination of employment in the circumstances described above had occurred on December 31, 2017 outside of a change in control.  The second table below indicates the benefits that would be payable to each executive if a change in control of the Company and such a termination of employment had occurred on that date.

Severance Benefits (Outside of a Change in Control) Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$513,125	$14,136	–	$527,261
Khursheed Anwer	$316,081	$20,916	–	$336,997
Nicholas Borys	$192,051	$10,254	–	$202,305
Jeffrey W. Church	$172,219	$10,074	–	$182,293

Change of Control Severance Benefits Name	Cash Severance	Continuation of Health/Life Benefit	Equity Acceleration	Total

Michael H. Tardugno	$2,052,500	$28,272	–	$2,080,772
Nicholas Borys	$1,075,483	$41,016	–	$1,116,499
Jeffrey W. Church	$964,426	$40,296	–	$1,004,722

Equity Compensation Plan Information as of December 31, 2017

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted- average exercise price of outstanding options, warrants and rights (b)	Number of Securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c )

Equity compensation plans approved by security holders	703,442	(1)	$10.34	2,541	(2)
Equity compensation plans not approved by security holders	—		—	—

Total	703,442		$10.34	2,54

(1)	Includes both vested and unvested options to purchase common stock under the 2007 Plan. These options have a weighted average remaining term of 8.9 years.
(2)

Represents shares available for award grant purposes under the 2007 Plan. Subject to certain express limits of the plan, shares available under the plan generally may be used for any type of award authorized under that plan including options, stock appreciation rights, restricted stock and other forms of awards granted or denominated in shares of our common stock or units of our common stock.

PROPOSAL NO. 2

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has appointed WithumSmith + Brown PC ("Withum") as the independent registered public accounting firm of the Company to audit its financial statements for the fiscal year ending December 31, 2018, and the Board requests stockholder ratification of such selection.

On January 6, 2016, Dixon Hughes Goodman LLP (“DHG”) announced that directors and employees of Stegman & Company (“Stegman”) will join DHG as of June 1, 2016. Stegman & Company resigned as the Company’s independent registered public accounting firm and DHG became the Company’s independent registered public accounting firm effective June 1, 2016. The engagement of DHG was approved by the Audit Committee of the Company's Board of Directors effective June 1, 2016. Prior to DHG’s representation of the Company, Stegman & Company served as the Company's independent accountants since 1993.

On September 18, 2017, the Company with the approval of the Audit Committee of the Board of Directors dismissed DHG as the Company's independent registered public accounting firm and appointed Withum as the Company's new independent registered public accounting firm.

The report of DHG on the Company's financial statements for the fiscal years ended December 31, 2016 contained no adverse opinion or disclaimer of opinion and were not qualified or modified as to audit scope or accounting principles, except that DHG’s report for the year ended December 31, 2016 contained a paragraph stating that there was substantial doubt about the Company's ability to continue as a going concern.

During the fiscal years ended December 31, 2016 and 2015, and the subsequent period through September 18, 2017 there were no disagreements with DHG or Stegman on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of DHG or Stegman would have caused DHG or Stegman to make reference to the subject matter of the disagreements in their respective reports. During the fiscal years ended December 31, 2016 and 2015 and the subsequent period through September 18, 2017, there have been no reportable events (as defined in Regulation S-K 304(a)(1)(v)).

During the fiscal years ended December 31, 2016 and 2015, and the subsequent interim period through September 18, 2017, the date of DHG's dismissal, neither the Company, nor anyone on its behalf, consulted Withum regarding either (i) the application of accounting principles to a specific transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and no written report or oral advice was provided to the Company that was an important factor considered by the Company in reaching its decision as to an accounting, auditing, or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) of Regulation S-K and the related instructions) or a reportable event (as described in paragraph 304(a)(1)(v) of Regulation S-K).

Representatives of Withum are expected to be present at the Company’s Annual Meeting, will be given the opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

FEES

The following table presents fees as invoiced for professional audit services rendered for the audit of the Company's annual financial statements included in the Company’s Form 10-K and review of quarterly financial statements included in the Company's Forms 10-Q for the fiscal years ended December 31, 2017 and December 31, 2016, and fees for other services rendered during those periods:

	2017		2016
FEE CATEGORY	AMOUNT	% OF TOTAL	AMOUNT	% OF TOTAL
Audit Fees	$86,800	25%	$178,500	90%
Audit Related Fees	246,630	72	12,000	6
Tax Fees	8,750	3	8,750	4
All Other Fees	–	–	–	–
Total Fees	$342,180	100%	$199,250	100%

Audit fees consist of fees for professional services rendered by Withum and DHG for the audits of the Company's annual financial statements in the Company’s Form 10-K and for reviews of the quarterly financial statements included in the Company's Forms 10-Q. Audit related fees pertain to the work performed during the Company's equity offerings in 2017 and 2016. Tax fees consist of fees for preparation of the Company's federal and state tax returns. All other fees consist of fees for attendance at the Company's annual meetings, review of registration statements and similar matters.

SERVICES BY EMPLOYEES OF WITHUMSMITH + BROWN PC AND DIXON HUGHES GOODMAN LLP

No part of Withum’s engagement to audit the Company’s financial statements for the year ended December 31, 2017 was attributable to work performed by persons other than Withum's full-time, permanent employees.

No part of DHG's engagement to audit the Company's financial statements for the year ended December 31, 2016 was attributable to work performed by persons other than DHG's full-time, permanent employees.

AUDIT COMMITTEE POLICY ON APPROVAL OF AUDIT AND NON-AUDIT SERVICES

It is the policy of the Audit Committee to pre-approve all audit and permissible non-audit services provided by the Company's independent accountants, in accordance with rules prescribed by the SEC. These services may include audit services, audit-related services, tax services, and other services. Pre-approval is based on a written proposal, accompanied by a cost estimate and estimated budget. The Audit Committee has delegated to its Chairman the authority to pre-approve audit and non-audit services with an estimated cost of up to $25,000, provided the exercise of such authority is reported to the Audit Committee at its next regular meeting. The Audit Committee reserves the right, from time to time, to delegate pre-approval authority to other of its members, so long as such members are independent directors.  All audit and permissible non-audit services during 2017 and 2016 were approved by the Audit Committee in accordance with its pre-approval policy and the approval requirements of the SEC.

Stockholder ratification of the selection of Withum as the Company's independent registered public accounting firm is not required by the Company's Bylaws or other applicable legal or regulatory requirements. However, the Board, upon the recommendation of the Audit Committee, is submitting the selection of Withum to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection of Withum, the Audit Committee will reconsider whether or not to retain that firm, or whether to retain a different firm. Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO RATIFY THE SELECTION OF WITHUMSMITH + BROWN PC AS THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE YEAR ENDING DECEMBER 31, 2018.

PROPOSAL NO. 3:

APPROVAL OF THE CELSION CORPORATION 2018 STOCK INCENTIVE PLAN

OVERVIEW

At the 2018 Annual Meeting, stockholders will be asked to approve the Celsion Corporation 2018 Stock Incentive Plan (the “2018 Plan”), which was adopted, subject to stockholder approval, by the Board of Directors on February 12, 2018. The purposes of the 2018 Plan are to:

•	align the interests of our stockholders and recipients of awards under the 2018 Plan by increasing the proprietary interest of such recipients in the Company’s growth and success;

•	advance the interests of the Company by attracting and retaining non-employee directors, officers, other employees, consultants, independent contractors and agents; and

•	motivate such persons to act in the long-term best interests of the Company and its stockholders.

As discussed above under “Executive Compensation — Compensation Discussion and Analysis,” we consider equity and equity-based compensation to be a key component of our compensation program and believe that it is essential to attract, motivate, and retain talented, experienced, and committed employees and to incentivize our employees to achieve our short- and long-term goals. We currently maintain the Celsion Corporation 2007 Stock Incentive Plan (the “2007 Plan”), under which we have granted equity awards to our directors, executive officers, consultants and other employees. The 2007 Plan was most recently amended and approved by our shareholders in 2017 and constitutes the only plan we currently utilize to provide equity and equity-based incentive compensation to eligible employees, consultants and directors. On February 12, 2018, the Board of Directors, upon the recommendation of the Compensation Committee and subject to shareholder approval, adopted the Celsion Corporation 2018 Stock Incentive Plan in the form attached as Appendix A to this proxy statement, which will, if approved by shareholders, replace the 2007 Plan. Following such replacement, no additional grants will be made under the 2007 Plan.

We believe that the equity compensation component of our compensation program has been fundamental to our success and that the adoption of the 2018 Plan is necessary to support our compensation program going forward. The purpose of the adoption of the 2018 Plan is to enable us to continue to meet our objective of attracting, motivating, and retaining high-quality talent. Key factors considered by the Compensation Committee and the Board of Directors in adopting the 2018 Plan and recommending it for shareholder approval include the following:

●

The number of shares of common stock to be available for issuance under the 2018 Plan is considered by the Compensation Committee and the Board of Directors to be necessary to allow us to continue our equity compensation program for at least the next two years at levels generally consistent with our historical practices and after taking into consideration our projected future business, employment growth and stock price performance. As of March 30, 2018, only 110,152 shares remained available for grant under the 2007 Plan. If shareholder approval of the 2018 Plan is obtained, these shares will be rolled into, and will be available for grants under the new 2018 Plan.

●

The Board of Directors believes that the 2018 Plan is essential for the ongoing success of the Company, the implementation of its product and/or technology acquisition strategy and its ability to recruit, retain and reward key employees. The Board of Directors also believes that if the new 2018 Plan is not approved, Celsion’s ability to align the interests of key employees with stockholders through equity-based compensation would be compromised, disrupting the Company’s compensation program and impairing Celsion’s ability to recruit and retain key employees. The Board of Directors recommends approval of the new 2018 Plan for the following reasons:

o

Historical Company Equity Usage. We believe that our historical equity usage has been reasonable in light of competitive considerations and the potential dilutive impact of equity award grants on our stockholders. Celsion’s average two year “run rate” was 5.4% as a percentage of weighted common shares outstanding compared to the Non-Russell 3000 Index (Pharmaceuticals, Biotechnology & Life Science) mean run rate of 8.7% for that same two-year period (with the run rate in each case calculated based on the number of shares subject to stock options and other equity awards granted during that period). We do not currently anticipate that our future annual long-term incentive grants will significantly exceed this run rate. As noted above, the number of shares of common stock currently available for future grants under the 2007 Plan is 110,152 shares (which represents less than 1% of our current common shares outstanding as of March 30, 2018), demonstrating our need for additional shares to provide Celsion greater flexibility to structure future incentives and to better attract, retain and award key employees to execute our current business plans and strategies. For more information on our past grants under the 2007 Plan, see “Potential Dilution and Burn Rate” below.

o

Need to Provide Competitive Compensation. Similar to other companies in our industry, we believe equity compensation is integral in providing a competitive total compensation package necessary to recruit, retain and reward key employees. Equity awards are commonly used by companies our size, and the ability to provide competitive grants is essential to competing in our labor markets. Therefore, we believe it is imperative to provide long-term incentive awards as a component of our compensation program. We will continue to seek an appropriate balance between meeting employee hiring, retention, and compensation goals and avoiding excessive stockholder dilution.

o

Cash Compensation Expense Increase.    If our ability to provide equity compensation is impaired, the Company’s cash compensation costs could increase substantially to offset equity compensation typically provided in the marketplace. We believe it is important that we use our cash resources to operate and expand our business, rather than divert cash to pay compensation.

●

As of March 30, 2018, a total of 30,996 shares of common stock have been issued, and a total of 589,741 shares of common stock were subject to outstanding awards granted under the 2007 Plan, the 2004 Plan and the 2001 Plan, collectively (The 2007 Plan, the 2004 Plan and the 2001 Plan are referred to in this proposal as the “Prior Plans”). The 110,152 outstanding awards have a weighted average strike price of $4.42 per share with a weighted average term of 9.2 years. An additional 110,152 shares of common stock were available for new award grants under the 2007 Plan, which will become available under the 2018 Plan if such shares are not granted prior to the effective date of the 2018 Plan.

●

We offer stock option awards to all new hires and have found that attractive and competitive initial equity awards are often an important inducement for the high-performing, entrepreneurial individuals, who we believe are key to the Company’s success. We believe that this has helped us to successfully manage employee attrition, as evidenced by our 2017 employee turnover of approximately 5%, which compares favorably to the average employee turnover of approximately 12% for the biotechnology sector based on the Radford Global Life Sciences Trend Report. As we recruit new positions, the number of shares required for initial awards to new hires, consistent with our historical practices, increases.

●

Our belief that our equity compensation program, as historically conducted, has proven highly successful in fostering an entrepreneurial environment and an ownership culture in which interests of employees are aligned with the interests of our shareholders and which enables employees to see a direct connection between their contribution and the success of the Company; and that this environment and culture, and alignment of interests, have been key drivers of shareholder value over time.

Potential Dilution and Burn Rate

The following paragraphs include additional information to help you assess the potential dilutive impact of the Company’s outstanding equity awards and the proposed 2018 Plan.

The following table shows the total number of shares of our common stock that were subject to outstanding restricted stock and restricted stock unit awards granted under the 2007 Plan, that were subject to outstanding stock options granted under the 2007 Plan, and that were then available for new award grants under the 2007 Plan as of December 31, 2017 and as of March 30, 2018.

	As of December 31, 2017	As of March 30, 2018

Shares subject to outstanding stock options	703,442	589,741

Shares subject to outstanding restricted stock and restricted stock unit awards	-	-

Shares available for new award grants	2,451	110,152

As of December 31, 2017, a total of 703,442 shares of our common stock were subject to all outstanding awards granted under the Prior Plans and stock awards that were not granted under any plan (e.g. inducement grants). All of these outstanding awards stock option awards then subject to outstanding stock options having a weighted average strike price of $10.34 per share with a remaining term of 8.9 years. No restricted stock shares were outstanding at December 31, 2017.

As of March 30, 2018, a total of 589,741 shares of our common stock were subject to all outstanding awards granted under the Prior Plans and stock awards that were not granted under any plan. All of these outstanding awards stock option awards then subject to outstanding stock options having a weighted average strike price of $4.42 per share with a remaining term of 9.2 years. No restricted stock shares were outstanding at March 30, 2018.

The weighted-average number of shares of the Company’s common stock issued and outstanding in each of the last three fiscal years is 1,558,088 shares issued and outstanding in 2015; 1,854,054 shares issued and outstanding in 2016; and 7,627,210 shares issued and outstanding in 2017. The number of shares of the Company’s common stock issued and outstanding as of December 31, 2017 and March 30, 2018 was 17,276,965 shares and 17,740,035 shares, respectively.

The total number of shares of the Company’s common stock subject to awards that the Company granted under the 2007 Plan over the last two fiscal years and to date as of March 30, 2018 are as follows:

●

68,449 shares in 2016 (which was 3.7% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2016), of which 60,449 shares were subject to stock option awards and 8,000 shares were subject to restricted stock and restricted stock unit awards;

●	535,964 shares in 2017 (which was 7.0% of the weighted-average number of shares of the Company’s common stock issued and outstanding in 2017), all of which were subject to stock option awards; and

●	No stock option awards and 6,000 stock grants were awarded during 2018 as of March 30, 2018.

The Compensation Committee anticipates that the aggregate share limit of 2,700,000 shares requested for the 2018 Plan and assuming usual levels of shares becoming available for new awards as a result of forfeitures of outstanding awards, will provide the Company with flexibility to continue to grant equity awards under the 2018 Plan for the next two years. However, this is only an estimate, in the Company’s judgment, based on current circumstances. The total number of shares that are subject to the Company’s award grants in any one year or from year-to-year may change based on any number of variables, including, without limitation, the value of the Company’s common stock (since higher stock prices generally require fewer shares to be issued to produce awards of the same grant date fair value), changes in competitors’ compensation practices, changes in compensation practices in the market generally, changes in the number of employees, changes in the number of directors and officers, whether and the extent to which vesting conditions applicable to equity-based awards are satisfied, acquisition activity and the need to grant awards to new employees in connection with acquisitions, the need to attract, retain and incentivize key talent, the type of awards the Company grants and how the Company chooses to balance total compensation between cash and equity-based awards.

The closing market price for a share of the Company’s common stock as of March 28, 2018 was $2.36 per share.

If the Company’s stockholders approve this proposal, the 2018 Plan will become effective as of the date on which the 2018 Plan was approved by stockholders, and awards may be granted under the 2018 Plan. If the Company’s stockholders do not approve the 2018 Plan, it (and any awards thereunder) will not become effective the Company will continue to grant awards under the 2007 Plan.

SUMMARY DESCRIPTION OF THE 2018 PLAN

The following summary provides a description of the significant provisions of the 2018 Plan. However, the summary is qualified in its entirety by reference to the full text of the 2018 Plan, which has been filed as an exhibit to the copy of this Proxy Statement that was filed electronically with the SEC and can be reviewed on the SEC’s website at http://www.sec.gov.

Plan Highlights

Some of the key features of the 2018 Plan include:

•	The 2018 Plan will be administered by a committee of the Board, comprised entirely of independent directors;

•	Options and SARs granted under the 2018 Plan may not be repriced without shareholder approval other than in connection with a Change in Control or adjustments described in the 2018 Plan;

•

Under the 2018 Plan, the maximum number of shares of Company common stock available for awards, other than awards granted as substitute awards in connection with a corporate transaction, is equal to the sum of (i) 2,700,000 shares of Company common stock and (ii) the number of shares of Company common stock that remain available for future issuance under the 2007 Plan as of the effective date of the 2018 Plan;

•	The 2018 Plan prohibits liberal share recycling – meaning that shares tendered to pay the exercise price, or the withholding taxes related to an award may not be recycled back into the 2018 Plan;

•	The exercise price of options and the base price for SARs granted under the 2018 Plan may not be less than the fair market value of a share of Company common stock on the date of grant, subject to certain exceptions for substitute awards granted in connection with a corporate transaction;

•

The 2018 Plan prohibits the grant of dividend equivalents with respect to options and SARs and subjects all dividends and dividend equivalents paid with respect to restricted stock awards, restricted stock unit awards or performance awards to the same vesting conditions as the underlying awards;

•	The 2018 Plan does not contain a liberal change in control definition; and

•

The 2018 Plan provides that awards and any cash payment or shares of Company common stock delivered pursuant to an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award agreement or any claw back or recoupment policy that the Company may adopt from time to time.

Administration

The 2018 Plan will be administered by a committee designated by the Board (the “Plan Committee”), consisting of two or more members of the Board, each of whom may be (i) a “non-employee director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the NASDAQ Capital Market or, if Company common stock is not listed on the NASDAQ Capital Market, within the meaning of the rules of the principal stock exchange on which Company common stock is then traded. It is expected that our Compensation committee will administer the 2018 Plan

Subject to the express provisions of the 2018 Plan, the Plan Committee will have the authority to select eligible persons to receive awards and determine all of the terms and conditions of each award. All awards will be evidenced by an agreement containing such provisions not inconsistent with the 2018 Plan as the Plan Committee will approve. The Plan Committee will also have authority to establish rules and regulations for administering the 2018 Plan and to decide questions of interpretation or application of any provision of the 2018 Plan. The Plan Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs will become exercisable in part or in full, (ii) all or a portion of a restriction period on any award will lapse, (iii) all or a portion of any performance period applicable to any award will lapse and (iv) any performance measures applicable to any outstanding award will be deemed satisfied at target, maximum or any other level.

The Plan Committee may delegate some or all of its power and authority under the 2018 Plan to the Board (or any members thereof) or, subject to applicable law, a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Plan Committee deems appropriate, except that it may not delegate its power and authority to a member of the Board, the Chief Executive Officer or any executive officer with regard to awards to persons who are subject to Section 16 of the Exchange Act.

Available Shares

Subject to the adjustment provisions set forth in the 2018 Plan, the number of shares of common stock available for awards under the 2018 Plan, other than substitute awards granted in connection with a corporate transaction, is equal to the sum of (i) 2,700,000 shares of Company common stock and (ii) the number of shares of Company common stock that remain available for future issuance under the 2007 Plan as of the effective date of the 2018 Plan. All of the available shares of common stock under the 2018 Plan may be issued in connection with incentive stock options.

The number of available shares will be reduced by the sum of the aggregate number of shares of common stock which become subject to outstanding options, free-standing SARs, Stock Awards and performance awards. To the extent that shares of common stock subject to an outstanding option, free-standing SARs, Stock Award or performance award granted under the 2018 Plan or a Prior Plan, other than substitute awards granted in connection with a corporate transaction, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares of common stock subject to an option cancelled upon settlement of a related tandem SAR or subject to a tandem SAR cancelled upon exercise of a related option), or (ii) the settlement of such award in cash, then such shares of common stock will again be available under the 2018 Plan. Shares of common stock subject to an award under the 2018 Plan or a Prior Plan will not again be available for issuance under the 2018 Plan if such shares are (a) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (b) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes relating to an outstanding award or (c) shares repurchased by the Company on the open market with the proceeds of an option exercise.

Change in Control

Subject to the terms of the applicable award agreement, in the event of a change in control, the Board, as constituted prior to the change in control, may, in its discretion take one of the following actions: (i) require that (a) some or all outstanding options and SARs will become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (b) the restriction period applicable to some or all outstanding Stock Awards will lapse in full or in part, either immediately or upon a subsequent termination of employment, (C) the performance period applicable to some or all outstanding awards will lapse in full or in part, and (D) the performance measures applicable to some or all outstanding awards will be deemed satisfied at the target, maximum or any other level; (ii) require that shares of stock of the company resulting from or succeeding to the business of the Company pursuant to such change in control, or the parent thereof, be substituted for some or all of the shares of Company common stock subject to outstanding awards as determined by the Board; and/or (iii) require outstanding awards to be surrendered to the Company in exchange for a payment of cash, shares of common stock in the company resulting from the change in control, or the parent thereof, or a combination of cash and shares.

Under the terms of the 2018 Plan, a change in control is generally defined as follows:

•

the merger or consolidation of the Company with or into another entity or other reorganization of the Company, if more than 50% of the combined voting power of the continuing or surviving entity's securities outstanding immediately thereafter is not owned directly or indirectly by persons who were holders of the Company's voting securities immediately prior thereto;

•	the sale, transfer or other disposition of all or substantially all of the Company's assets to an entity that is not a parent, subsidiary or affiliate of the Company;

•

any transaction as a result of which any person becomes the beneficial owner, directly or indirectly, of securities of the Company representing at least 50% of the total voting power represented by the Company's then-outstanding voting securities;

•

a change in the composition of the Board of Directors over a period of 24 consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board of Directors (the "Incumbent Board") cease to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose selection as a director or nominee was approved by a vote of at least a majority of the directors then comprising the Board of Directors will be considered to be a member of the Incumbent Board, except if such selection occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

•	the stockholders of the Company approve a complete liquidation or dissolution of the Company.

Effective Date, Termination and Amendment

If approved by the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the annual meeting, the 2018 Plan will become effective as of the date on which the 2018 Plan was approved by stockholders, and will terminate as of the first annual meeting to occur on or after the tenth anniversary of the effective date, unless earlier terminated by the Board. Awards hereunder may be made at any time prior to the termination of the 2018 Plan, provided that no incentive stock option may be granted later than ten years after the date on which the 2018 Plan was approved by the Board. The Board may amend the 2018 Plan at any time, subject to stockholder approval if (i) required by applicable law, rule or regulation, including any rule of the NASDAQ Capital Market or any other stock exchange on which the common stock is then traded, or (ii) such amendment modifies the option and SAR repricing provisions in the 2018 Plan. No amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

Eligibility

Participants in the 2018 Plan will consist of such officers, other employees, non-employee directors, consultants, independent contractors and agents and persons expected to become officers, other employees, non-employee directors, consultants, independent contractors and agents of the Company and its affiliates and subsidiaries, as selected by the Plan Committee. As of March 30, 2018, approximately four officers, eighteen employees and six non-employee directors would be eligible to participate in the 2018 Plan.

Stock Options and SARs

The 2018 Plan provides for the grant of non-qualified stock options, incentive stock options and SARs. The Plan Committee will determine the conditions to the exercisability of each option and SAR.

Each option will be exercisable for no more than ten years after its date of grant, unless the option is an incentive stock option and the optionee owns greater than ten percent (10%) of the voting power of all shares of capital stock of the Company (a “ten percent holder”), in which case the option will be exercisable for no more than five years after its date of grant. Except in the case of substitute awards granted in connection with a corporate transaction, the exercise price of an option will not be less than 100% of the fair market value of a share of common stock on the date of grant, unless the option is an incentive stock option and the optionee is a ten percent holder, in which case the option exercise price will be the price required by the Code, currently 110% of fair market value.

Each SAR will be exercisable for no more than ten years after its date of grant provided that no SAR granted in tandem with an option (a “tandem SAR”) will be exercisable later than the expiration, termination, cancellation, forfeiture or other termination of the related option. The base price of an SAR will not be less than 100% of the fair market value of a share of common stock on the date of grant (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted), provided that the base price of a tandem SAR will be the exercise price of the related option. An SAR entitles the holder to receive upon exercise (subject to withholding taxes) shares of common stock (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the common stock on the exercise date and the base price of the SAR.

All of the terms relating to the exercise, cancellation or other disposition of options and SARs following the termination of employment of a participant, whether by reason of disability, retirement, death or any other reason, will be determined by the Plan Committee.

The Plan Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the fair market value of a share of common stock on the date of such cancellation, in each case, other than in connection with a change in control or the adjustment provisions set forth in the 2018 Plan.

Stock Awards

The 2018 Plan provides for the grant of Stock Awards. The Plan Committee may grant a Stock Award as a restricted stock award, a restricted stock unit award or as another stock award. Except as otherwise determined by the Plan Committee, Stock Awards will be non-transferable and subject to forfeiture if the holder does not remain continuously in the employment of the Company during the restriction period or if specified performance measures (if any) are not attained during the performance period.

Unless otherwise set forth in a restricted stock award agreement, the holder of shares of restricted stock will have rights as a stockholder of the Company, including the right to vote and receive dividends with respect to the shares of restricted stock. Distributions and dividends with respect to shares of common stock, including regular cash dividends, will be deposited with the Company and will be subject to the same restrictions as the restricted stock.

The agreement awarding restricted stock units will specify (i) whether such award may be settled in shares of common stock, cash or a combination thereof, and (ii) whether the holder will be entitled to receive dividend equivalents, with respect to such award. Any dividend equivalents with respect to restricted stock units will be subject to the same restrictions as such restricted stock units. Prior to settlement of a restricted stock unit, the holder of a restricted stock unit will have no rights as a shareholder of the Company.

The Committee may grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of common stock, including shares of common stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of common stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.

All of the terms relating to the satisfaction of performance measures and the termination of a restriction period, or the forfeiture and cancellation of a Stock Award upon a termination of employment, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

Performance Awards

The 2018 Plan also provides for the grant of performance awards. The agreement relating to a performance award will specify whether such award may be settled in shares of common stock (including shares of restricted stock), cash or a combination thereof. The agreement relating to a performance award will provide, in the manner determined by the Plan Committee, for the vesting of such performance award if the specified performance measures established by the Plan Committee are satisfied or met during the specified performance period and such performance goals will be determined by the Plan Committee at the time of grant. Any dividend or dividend equivalents with respect to a performance award will be subject to the same restrictions as such performance award.

Prior to the settlement of a performance award in shares of common stock, the holder of such award will have no rights as a stockholder of the Company with respect to such shares. All of the terms relating to the satisfaction of performance measures and the termination of a performance period, or the forfeiture and cancellation of a performance award upon a termination of employment with or service to, whether by reason of disability, retirement, death or any other reason or during a paid or unpaid leave of absence, will be determined by the Plan Committee.

U.S. Federal Income Tax Consequences

The following is a brief summary of certain United States federal income tax consequences generally arising with respect to awards under the 2018 Plan. This discussion does not address all aspects of the United States federal income tax consequences of participating in the 2018 Plan that may be relevant to participants in light of their personal investment or tax circumstances and does not discuss any state, local or non-United States tax consequences of participating in the 2018 Plan. Each participant is advised to consult his or her personal tax advisor concerning the application of the United States federal income tax laws to such participant’s particular situation, as well as the applicability and effect of any state, local or non-United States tax laws before taking any actions with respect to any awards.

Section 162(m) of the Code

Section 162(m) of the Code limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for compensation paid to the corporation’s “covered employees.” “Covered employees” include the corporation’s chief executive officer, chief financial officer and three next most highly compensated executive officers. If an individual is determined to be a covered employee for any year beginning after December 31, 2016, then that individual will continue to be a covered employee for future years, regardless of changes in the individual’s compensation or position.

Stock Options

A participant will not recognize taxable income at the time an option is granted, and the Company will not be entitled to a tax deduction at that time. A participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) upon exercise of a non-qualified stock option equal to the excess of the fair market value of the shares purchased on such date over their exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply. A participant will not recognize income (except for purposes of the alternative minimum tax) upon exercise of an incentive stock option. If the shares acquired by exercise of an incentive stock option are held for at least two years from the date the option was granted and one year from the date it was exercised, any gain or loss arising from a subsequent disposition of those shares will be taxed as long-term capital gain or loss, and the Company will not be entitled to any deduction. If, however, those shares are disposed of within the above-described period, then in the year of that disposition the participant will recognize compensation taxable as ordinary income equal to the excess of the lesser of (i) the amount realized upon that disposition and (ii) the fair market value of those shares on the date of exercise over the exercise price, and the Company will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

SARs

A participant will not recognize taxable income at the time SARs are granted, and the Company will not be entitled to a tax deduction at that time. Upon exercise, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

Stock Awards

A participant will not recognize taxable income at the time stock subject to a substantial risk of forfeiture (“restricted stock”) is granted, and the Company will not be entitled to a tax deduction at that time, unless the participant makes an election to be taxed at that time. If such election is made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time of the grant in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. If such election is not made, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) at the time the restrictions constituting a substantial risk of forfeiture lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for those shares. The amount of ordinary income recognized by making the above-described election or upon the lapse of restrictions constituting a substantial risk of forfeiture is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

A participant will not recognize taxable income at the time a restricted stock unit is granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of restricted stock units, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of any cash paid by the Company. The amount of ordinary income recognized is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

The tax treatment, including the timing of taxation, of any other type of stock award will depend on the terms of such award at the time of grant.

Performance Awards

A participant will not recognize taxable income at the time performance awards are granted, and the Company will not be entitled to a tax deduction at that time. Upon settlement of performance awards, the participant will recognize compensation taxable as ordinary income (and if the participant is an employee, will be subject to income tax withholding) in an amount equal to the fair market value of any shares delivered and the amount of cash paid by the Company. This amount is deductible by the Company as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply.

New Plan Benefits

The Committee has the discretion to grant awards under the 2018 Plan and, therefore, it is not possible as of the date of this proxy statement to determine future awards that will be received by the Company’s named executive officers or others under the 2018 Plan. Please see “2017 Grants of Plan-Based Awards” for grants made to each of the Company’s named executive officers under the 2007 Plan during 2017.

The Board believes that the adoption of the new 2018 Plan will promote the interests of the Company and its stockholders and will help the Company continue to be able to attract, retain and reward persons important to our success. All members of the Board and all of our executive officers are eligible for awards under the 2007 Plan and thus have a personal interest in the approval of the new 2018 Plan proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL TO APPROVE THE CELSION CORPORATION 2018 STOCK INCENTIVE PLAN AS DESCRIBED ABOVE.

STOCKHOLDER NOMINATIONS AND PROPOSALS FOR

THE 2019 ANNUAL MEETING OF STOCKHOLDERS

If a stockholder wants the Company to include a proposal in the Company's proxy statement for presentation at our 2019 Annual Meeting of Stockholders in accordance with Rule 14a-8 promulgated by the SEC under the Exchange Act, the proposal must be received by the Company no later than December 3, 2018. Such proposals should be directed to Celsion Corporation, 997 Lenox Drive, Lawrenceville, NJ 08648, Attention: Corporate Secretary.

A stockholder may also nominate directors or have other business brought before the 2019 Annual Meeting of Stockholders by submitting the nomination or proposal to the Company, not later than the close of business on the 90th calendar day, nor earlier than the close of business on the 120th calendar day, in advance of the anniversary of the 2019 Annual Meeting of Stockholders; provided, however, in the event that the date of the 2019 Annual Meeting of Stockholders is more than thirty calendar days before or more than thirty calendar days after such anniversary date, notice by the stockholder to be timely must be so received no earlier than the close of business on the 120th calendar day in advance of such date of annual meeting and not later than the close of business on the later of the 90th calendar day in advance of such date of annual meeting or the 10th calendar day following the date on which public announcement of the date of the meeting is first made. The nomination or proposal must be delivered to the Company's executive offices at 997 Lenox Drive, Suite 100, Lawrenceville, NJ 08648, Attention: Corporate Secretary no earlier than February 14, 2019 and no later than March 16, 2019. Any stockholder considering submitting a nominee or proposal for action at our 2019 Annual Meeting of Stockholders is directed to the Company's Bylaws, which contain additional requirements as to submission of nominations for directors or proposals for stockholder action. Copies of the Bylaws may be obtained upon request to the Company's Corporate Secretary. Stockholder proposals or nominations must include the specified information concerning the stockholder and the proposal or nominee as described in our Bylaws.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that the Company files at the Public Reference Room of the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov , from which interested persons can electronically access the Company’s SEC filings.

The SEC allows the Company to “incorporate by reference” certain information the Company files with it, which means that the Company can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this Proxy Statement, and information that the Company files later with the SEC will automatically update and supersede previously filed information, including information contained in this document. The Company is incorporating by reference the following, which include the information required by Item 13(a) of Schedule 14A and further information concerning the transactions described in Proposal 3:

●

Sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2017 filed with the SEC on March 27, 2018: “Part II. Item 7—Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Part II. Item 8—Financial Statements and Supplementary Data,” “Part II. Item 7A—Quantitative and Qualitative Disclosure about Market Risk” and “Part II. Item 9—Changes in and Disagreements with Accountants on Accounting and Financial Disclosure”.

In addition, all documents the Company files under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Proxy Statement and before the date of the Annual Meeting are incorporated by reference into and deemed a part of this Proxy Statement from the date of filing of those documents.

Any person, including any beneficial owner, to whom this Proxy Statement is delivered may request copies of reports, proxy statements or other information concerning the Company (including the documents incorporated by reference herein) without charge, by written or telephonic request directed to the Corporate Secretary, Celsion Corporation, 997 Lenox Drive, Suite 100, Lawrenceville, New Jersey 08648.

March 30, 2018	By Order of the Board of Directors

/s/ Jeffrey W. Church
Jeffrey W Church Corporate Secretary

Appendix A

CELSION CORPORATION

2018 STOCK INCENTIVE PLAN

I. INTRODUCTION

1.1     Purposes. The purposes of the Celsion Corporation 2018 Stock Incentive Plan (this “Plan”) are (i) to align the interests of the Company’s stockholders and the recipients of awards under this Plan by increasing the proprietary interest of such recipients in the Company’s growth and success, (ii) to advance the interests of the Company by attracting and retaining Non-Employee Directors, officers, other employees, consultants, independent contractors and agents and (iii) to motivate such persons to act in the long-term best interests of the Company and its stockholders.

1.2     Certain Definitions.

“Affiliate” shall mean any entity other than a Subsidiary, if the Company and/or one or more Subsidiaries own directly or indirectly not less than fifty percent (50%) of such entity.

“Agreement” shall mean the written or electronic agreement evidencing an award hereunder between the Company and the recipient of such award.

“Board” shall mean the Board of Directors of the Company.

“Change in Control” shall have the meaning set forth in Section 5.8(b).

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board, or a subcommittee thereof, or such other committee designated by the Board, in each case, consisting of two or more members of the Board, each of whom is intended to be (i) a “Non-Employee Director” within the meaning of Rule 16b-3 under the Exchange Act and (ii) “independent” within the meaning of the rules of the Nasdaq Capital Market or, if the Common Stock is not listed on the Nasdaq Capital Market, within the meaning of the rules of the principal stock exchange on which the Common Stock is then traded.

“Common Stock” shall mean the common stock, par value $0.01 per share, of the Company, and all rights appurtenant thereto.

“Company” shall mean Celsion Corporation, a corporation organized under the laws of the State of Delaware, or any successor thereto.

“Effective Date” shall have the meaning set forth in Section 5.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Fair Market Value” shall mean the closing transaction price of a share of Common Stock as reported on the Nasdaq Capital Market on the date as of which such value is being determined or, if the Common Stock is not listed on the Nasdaq Capital Market, the closing transaction price of a share of Common Stock on the principal national stock exchange on which the Common Stock is traded on the date as of which such value is being determined or, if there shall be no reported transactions for such date, on the next preceding date for which transactions were reported; provided, however, that if the Common Stock is not listed on a national stock exchange or if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate and in compliance with Section 409A of the Code.

“Free-Standing SAR” shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

“Incentive Stock Option” shall mean an option to purchase shares of Common Stock that meets the requirements of Section 422 of the Code, or any successor provision, which is intended by the Committee to constitute an Incentive Stock Option.

“Incumbent Board” shall have the meaning set forth in Section 5.8(b).

“Non-Employee Director” shall mean any director of the Company who is not an officer or employee of the Company or any Affiliate or Subsidiary.

“Nonqualified Stock Option” shall mean an option to purchase shares of Common Stock which is not an Incentive Stock Option.

“Other Stock Award” shall mean an award granted pursuant to Section 3.4 of the Plan.

“Performance Award” shall mean a right to receive an amount of cash, Common Stock, or a combination of both, contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Performance Measures” shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR or (ii) during the applicable Restriction Period or Performance Period as a condition to the vesting of the holder’s interest, in the case of a Restricted Stock Award, of the shares of Common Stock subject to such award, or, in the case of a Restricted Stock Unit Award, Other Stock Award or Performance Award, to the holder’s receipt of the shares of Common Stock subject to such award or of payment with respect to such award.

“Performance Period” shall mean any period designated by the Committee during which (i) the Performance Measures applicable to an award shall be measured and (ii) the conditions to vesting applicable to an award shall remain in effect.

“Prior Plan” shall mean the Celsion Corporation 2007 Stock Incentive Plan and each other equity plan maintained by the Company under which awards are outstanding as of the effective date of this Plan.

“Restricted Stock” shall mean shares of Common Stock which are subject to a Restriction Period and which may, in addition thereto, be subject to the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Award” shall mean an award of Restricted Stock under this Plan.

“Restricted Stock Unit” shall mean a right to receive one share of Common Stock or, in lieu thereof and to the extent set forth in the applicable Agreement, the Fair Market Value of such share of Common Stock in cash, which shall be contingent upon the expiration of a specified Restriction Period and which may, in addition thereto, be contingent upon the attainment of specified Performance Measures within a specified Performance Period.

“Restricted Stock Unit Award” shall mean an award of Restricted Stock Units under this Plan.

“Restriction Period” shall mean any period designated by the Committee during which (i) the Common Stock subject to a Restricted Stock Award may not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in this Plan or the Agreement relating to such award, or (ii) the conditions to vesting applicable to a Restricted Stock Unit Award or Other Stock Award shall remain in effect.

“SAR” shall mean a stock appreciation right which may be a Free-Standing SAR or a Tandem SAR.

“Stock Award” shall mean a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award.

“Subsidiary” and “Subsidiaries” shall mean only a company or companies, whether now or hereafter existing, within the meaning of the definition of “subsidiary company” provided in Section 424(f) of the Code, or any successor thereto of similar import.

“Substitute Award” shall mean an award granted under this Plan upon the assumption of, or in substitution for, outstanding equity awards previously granted by a company or other entity in connection with a corporate transaction, including a merger, combination, consolidation or acquisition of property or stock; provided, however, that in no event shall the term “Substitute Award” be construed to refer to an award made in connection with the cancellation and repricing of an option or SAR.

“Tandem SAR” shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Nonqualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Common Stock (which may be Restricted Stock) or, to the extent set forth in the applicable Agreement, cash or a combination thereof, with an aggregate value equal to the excess of the Fair Market Value of one share of Common Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Common Stock subject to such option, or portion thereof, which is surrendered.

“Tax Date” shall have the meaning set forth in Section 5.5.

“Ten Percent Holder” shall have the meaning set forth in Section 2.1(a).

1.3     Administration. This Plan shall be administered by the Committee except to the extent the Board elects to administer the Plan, in which case references herein to the “Committee” shall be deemed to include references to the “Board.” Any one or a combination of the following awards may be made under this Plan to eligible persons: (i) options to purchase shares of Common Stock in the form of Incentive Stock Options or Nonqualified Stock Options; (ii) SARs in the form of Tandem SARs or Free-Standing SARs; (iii) Stock Awards in the form of Restricted Stock, Restricted Stock Units or Other Stock Awards; and (iv) Performance Awards. The Committee shall, subject to the terms of this Plan, select eligible persons for participation in this Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Common Stock subject to an award, the number of SARs, the number of Restricted Stock Units, the dollar value subject to a Performance Award, the purchase price or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. The Committee may, in its sole discretion and for any reason at any time, take action such that (i) any or all outstanding options and SARs shall become exercisable in part or in full, (ii) all or a portion of the Restriction Period applicable to any outstanding awards shall lapse, (iii) all or a portion of the Performance Period applicable to any outstanding awards shall lapse and (iv) the Performance Measures (if any) applicable to any outstanding awards shall be deemed to be satisfied at the target, maximum or any other level. The Committee shall, subject to the terms of this Plan, interpret this Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of this Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be conclusive and binding on all parties.

The Committee may delegate some or all of its power and authority hereunder to the Board (or any members thereof) or, subject to applicable law, to a subcommittee of the Board, a member of the Board, the Chief Executive Officer or other executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority to a member of the Board, the Chief Executive Officer or other executive officer of the Company with regard to the selection for participation in this Plan of an officer, director or other person subject to Section 16 of the Exchange Act or decisions concerning the timing, pricing or amount of an award to such an officer, director or other person.

No member of the Board or Committee, and neither the Chief Executive Officer nor any other executive officer to whom the Committee delegates any of its power and authority hereunder, shall be liable for any act, omission, interpretation, construction or determination made in connection with this Plan in good faith, and the members of the Board and the Committee and the Chief Executive Officer or other executive officer shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys’ fees) arising therefrom to the full extent permitted by law (except as otherwise may be provided in the Company’s Certificate of Incorporation and/or By-laws) and under any directors’ and officers’ liability insurance that may be in effect from time to time.

1.4     Eligibility. Participants in this Plan shall consist of such officers, other employees, Non-Employee Directors, consultants, independent contractors, agents, and persons expected to become officers, other employees, Non-Employee Directors, consultants, independent contractors and agents of the Company and its Affiliates and Subsidiaries as the Committee in its sole discretion may select from time to time. The Committee’s selection of a person to participate in this Plan at any time shall not require the Committee to select such person to participate in this Plan at any other time. Except as otherwise provided for in an Agreement, for purposes of this Plan, references to employment by the Company shall also mean employment by an Affiliate or Subsidiary, and references to employment shall include service as a Non-Employee Director, consultant, independent contractor or agent. The Committee shall determine, in its sole discretion, the extent to which a participant shall be considered employed during an approved leave of absence.

1.5     Shares Available. Subject to adjustment as provided in Section 5.7 and to all other limits set forth in this Plan, the number of shares of Common Stock initially available for all awards under this Plan, other than Substitute Awards, shall equal the sum of (i) [2,700,000] shares of Common Stock and (ii) the shares of Common Stock that remain available for future grants under the Celsion Corporation 2007 Stock Incentive Plan as of the Effective Date. All of the shares available under the Plan may be issued under the Plan in connection with Incentive Stock Options. To the extent the Company grants an award under the Plan, the number of shares of Common Stock that remain available for future grants under the Plan shall be reduced by an amount equal to the number of shares subject to such award.

To the extent that shares of Common Stock subject to an outstanding option, SAR, Stock Award or Performance Award granted under the Plan or a similar type of award granted under the Prior Plan, other than Substitute Awards, are not issued or delivered by reason of (i) the expiration, termination, cancellation or forfeiture of such award (excluding shares subject to an option cancelled upon settlement in shares of a related Tandem SAR or shares subject to a Tandem SAR cancelled upon exercise of a related option) or (ii) the settlement of such award in cash, then such shares of Common Stock shall again be available under this Plan; provided, however, that shares of Common Stock subject to an award under this Plan or a Prior Plan shall not again be available for issuance under this Plan if such shares are (x) shares that were subject to an option or stock-settled SAR and were not issued or delivered upon the net settlement or net exercise of such option or SAR, (y) shares delivered to or withheld by the Company to pay the purchase price or the withholding taxes related to an outstanding award or (z) shares repurchased by the Company on the open market with the proceeds of an option exercise.

The number of shares of Common Stock available for awards under this Plan shall not be reduced by (i) the number of shares of Common Stock subject to Substitute Awards or (ii) available shares under a stockholder approved plan of a company or other entity which was a party to a corporate transaction with the Company (as appropriately adjusted to reflect such corporate transaction) which become subject to awards granted under this Plan (subject to applicable stock exchange requirements).

Shares of Common Stock to be delivered under this Plan shall be made available from authorized and unissued shares of Common Stock, or authorized and issued shares of Common Stock reacquired and held as treasury shares or otherwise or a combination thereof.

II. STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

2.1     Stock Options. The Committee may, in its discretion, grant options to purchase shares of Common Stock to such eligible persons as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option, shall be a Nonqualified Stock Option. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Common Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by a participant during any calendar year (under this Plan or any other plan of the Company, or any parent or Subsidiary) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Nonqualified Stock Options.

Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of Shares and Purchase Price. The number of shares of Common Stock subject to an option and the purchase price per share of Common Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Common Stock purchasable upon exercise of an option shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such option; provided further, that if an Incentive Stock Option shall be granted to any person who, at the time such option is granted, owns capital stock possessing more than 10 percent of the total combined voting power of all classes of capital stock of the Company (or of any parent or Subsidiary) (a “Ten Percent Holder”), the purchase price per share of Common Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order to constitute an Incentive Stock Option.

Notwithstanding the foregoing, in the case of an option that is a Substitute Award, the purchase price per share of the shares subject to such option may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate purchase price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate purchase price of such shares.

(b)     Option Period and Exercisability. The period during which an option may be exercised shall be determined by the Committee; provided, however, that no option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments and in part or in full at any time. An exercisable option, or portion thereof, may be exercised only with respect to whole shares of Common Stock.

(c)     Method of Exercise. An option may be exercised (i) by giving written notice to the Company specifying the number of whole shares of Common Stock to be purchased and accompanying such notice with payment therefor in full (or arrangement made for such payment to the Company’s satisfaction) either (A) in cash, (B) by delivery (either actual delivery or by attestation procedures established by the Company) of shares of Common Stock having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, (D) in cash by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the option, (ii) if applicable, by surrendering to the Company any Tandem SARs which are cancelled by reason of the exercise of the option and (iii) by executing such documents as the Company may reasonably request. Any fraction of a share of Common Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the participant. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until the full purchase price therefor and any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.2     Stock Appreciation Rights. The Committee may, in its discretion, grant SARs to such eligible persons as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable:

(a)     Number of SARs and Base Price. The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Common Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Common Stock on the date of grant of such SAR (or, if earlier, the date of grant of the option for which the SAR is exchanged or substituted).

Notwithstanding the foregoing, in the case of an SAR that is a Substitute Award, the base price per share of the shares subject to such SAR may be less than 100% of the Fair Market Value per share on the date of grant, provided, that the excess of: (a) the aggregate Fair Market Value (as of the date such Substitute Award is granted) of the shares subject to the Substitute Award, over (b) the aggregate base price thereof does not exceed the excess of: (x) the aggregate fair market value (as of the time immediately preceding the transaction giving rise to the Substitute Award, such fair market value to be determined by the Committee) of the shares of the predecessor company or other entity that were subject to the grant assumed or substituted for by the Company, over (y) the aggregate base price of such shares.

(b)     Exercise Period and Exercisability. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that (i) no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option and (ii) no Free-Standing SAR shall be exercised later than ten years after its date of grant. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Common Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. If an SAR is exercised for shares of Restricted Stock, a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c), or such shares shall be transferred to the holder in book entry form with restrictions on the shares duly noted, and the holder of such Restricted Stock shall have such rights of a stockholder of the Company as determined pursuant to Section 3.2(d). Prior to the exercise of a stock-settled SAR, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such SAR.

(c)     Method of Exercise. A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request. No shares of Common Stock shall be issued and no certificate representing Common Stock shall be delivered until any withholding taxes thereon, as described in Section 5.5, have been paid (or arrangement made for such payment to the Company’s satisfaction).

2.3     Termination of Employment or Service. All of the terms relating to the exercise, cancellation or other disposition of an option or SAR (i) upon a termination of employment with or service to the Company of the holder of such option or SAR, as the case may be, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

2.4     No Repricing.   The Committee shall not, without the approval of the stockholders of the Company, (i) reduce the purchase price or base price of any previously granted option or SAR, (ii) cancel any previously granted option or SAR in exchange for another option or SAR with a lower purchase price or base price or (iii) cancel any previously granted option or SAR in exchange for cash or another award if the purchase price of such option or the base price of such SAR exceeds the Fair Market Value of a share of Common Stock on the date of such cancellation, in each case, other than in connection with a Change in Control or the adjustment provisions set forth in Section 5.7.

2.5     No Dividend Equivalents.     Notwithstanding anything in an Agreement to the contrary, the holder of an option or SAR shall not be entitled to receive dividend equivalents with respect to the number of shares of Common Stock subject to such option or SAR.

III. STOCK AWARDS

3.1     Stock Awards. The Committee may, in its discretion, grant Stock Awards to such eligible persons as may be selected by the Committee. The Agreement relating to a Stock Award shall specify whether the Stock Award is a Restricted Stock Award, a Restricted Stock Unit Award or, in the case of an Other Stock Award, the type of award being granted.

3.2     Terms of Restricted Stock Awards. Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Award and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of the shares of Common Stock subject to such award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Stock Issuance. During the Restriction Period, the shares of Restricted Stock shall be held by a custodian in book entry form with restrictions on such shares duly noted or, alternatively, a certificate or certificates representing a Restricted Stock Award shall be registered in the holder’s name and may bear a legend, in addition to any legend which may be required pursuant to Section 5.6, indicating that the ownership of the shares of Common Stock represented by such certificate is subject to the restrictions, terms and conditions of this Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate, which would permit transfer to the Company of all or a portion of the shares of Common Stock subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company’s right to require payment of any taxes in accordance with Section 5.5, the restrictions shall be removed from the requisite number of any shares of Common Stock that are held in book entry form, and all certificates evidencing ownership of the requisite number of shares of Common Stock shall be delivered to the holder of such award.

(d)     Rights with Respect to Restricted Stock Awards. Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends and the right to participate in any capital adjustment applicable to all holders of Common Stock; provided, however, that a distribution or dividend with respect to shares of Common Stock, including a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Common Stock with respect to which such distribution or dividend was made.

3.3     Terms of Restricted Stock Unit Awards. Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Number of Shares and Other Terms. The number of shares of Common Stock subject to a Restricted Stock Unit Award, including the number of shares that are earned upon the attainment of any specified Performance Measures, and the Restriction Period, Performance Period (if any) and Performance Measures (if any) applicable to a Restricted Stock Unit Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Restricted Stock Unit Award (i) if the holder of such award remains continuously in the employment of the Company during the specified Restriction Period and (ii) if specified Performance Measures (if any) are satisfied or met during a specified Performance Period, and for the forfeiture of the shares of Common Stock subject to such award (x) if the holder of such award does not remain continuously in the employment of the Company during the specified Restriction Period or (y) if specified Performance Measures (if any) are not satisfied or met during a specified Performance Period.

(c)     Settlement of Vested Restricted Stock Unit Awards. The Agreement relating to a Restricted Stock Unit Award shall specify (i) whether such award may be settled in shares of Common Stock or cash or a combination thereof and (ii) whether the holder thereof shall be entitled to receive, on a deferred basis, dividend equivalents, and, if determined by the Committee, interest on, or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Common Stock subject to such award. Any dividend equivalents with respect to Restricted Stock Units that are subject to vesting conditions shall be subject to the same restrictions as such Restricted Stock Units. Prior to the settlement of a Restricted Stock Unit Award, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Common Stock subject to such award.

3.4     Other Stock Awards. Subject to the limitations set forth in the Plan, the Committee is authorized to grant other awards that may be denominated or payable in, valued in whole or in part by reference to, or otherwise based on, or related to, shares of Common Stock, including without limitation shares of Common Stock granted as a bonus and not subject to any vesting conditions, dividend equivalents, deferred stock units, stock purchase rights and shares of Common Stock issued in lieu of obligations of the Company to pay cash under any compensatory plan or arrangement, subject to such terms as shall be determined by the Committee.  The Committee shall determine the terms and conditions of such awards, which may include the right to elective deferral thereof, subject to such terms and conditions as the Committee may specify in its discretion.

3.5     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period or Performance Period relating to a Stock Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

IV. PERFORMANCE AWARDS

4.1     Performance Awards. The Committee may, in its discretion, grant Performance Awards to such eligible persons as may be selected by the Committee.

4.2     Terms of Performance Awards. Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of this Plan, as the Committee shall deem advisable.

(a)     Value of Performance Awards and Performance Measures. The method of determining the value of the Performance Award and the Performance Measures and Performance Period applicable to a Performance Award shall be determined by the Committee.

(b)     Vesting and Forfeiture. The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of this Plan, for the vesting of such Performance Award if the specified Performance Measures are satisfied or met during the specified Performance Period and for the forfeiture of such award if the specified Performance Measures are not satisfied or met during the specified Performance Period.

(c)     Settlement of Vested Performance Awards. The Agreement relating to a Performance Award shall specify whether such award may be settled in shares of Common Stock (including shares of Restricted Stock) or cash or a combination thereof. If a Performance Award is settled in shares of Restricted Stock, such shares of Restricted Stock shall be issued to the holder in book entry form or a certificate or certificates representing such Restricted Stock shall be issued in accordance with Section 3.2(c) and the holder of such Restricted Stock shall have such rights as a stockholder of the Company as determined pursuant to Section 3.2(d). Any dividends or dividend equivalents with respect to a Performance Award shall be subject to the same restrictions as such Performance Award. Prior to the settlement of a Performance Award in shares of Common Stock, including Restricted Stock, the holder of such award shall have no rights as a stockholder of the Company.

4.3     Termination of Employment or Service. All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any forfeiture and cancellation of such award (i) upon a termination of employment with or service to the Company of the holder of such award, whether by reason of disability, retirement, death or any other reason, or (ii) during a paid or unpaid leave of absence, shall be determined by the Committee and set forth in the applicable award Agreement.

V. GENERAL

5.1     Effective Date and Term of Plan. This Plan shall be submitted to the stockholders of the Company for approval at the Company’s 2018 annual meeting of stockholders and, if approved by the affirmative vote of a majority of the shares of Common Stock present in person or represented by proxy at such annual meeting of stockholders, shall become effective as of the date on which the Plan was approved by stockholders (the “Effective Date”). This Plan shall terminate as of the first annual meeting of the Company’s stockholders to occur on or after the tenth anniversary of its Effective Date, unless terminated earlier by the Board. Termination of this Plan shall not affect the terms or conditions of any award granted prior to termination.

Awards hereunder may be made at any time prior to the termination of this Plan, provided that no Incentive Stock Option may be granted later than ten years after the date on which the Plan was approved by the Board. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any awards hereunder shall be void and of no force or effect.

5.2     Amendments. The Board may amend this Plan as it shall deem advisable; provided, however, that no amendment to the Plan shall be effective without the approval of the Company’s stockholders if (i) stockholder approval is required by applicable law, rule or regulation, including any rule of the Nasdaq Capital Market or any other stock exchange on which the Common Stock is then traded, or (ii) such amendment seeks to modify Section 2.4 hereof; provided further, that no amendment may materially impair the rights of a holder of an outstanding award without the consent of such holder.

5.3     Agreement. Each award under this Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and, to the extent required by the Company, executed or electronically accepted by the recipient of such award. Upon such execution or acceptance and delivery of the Agreement to the Company within the time period specified by the Company, such award shall be effective as of the effective date set forth in the Agreement.

5.4     Non-Transferability. No award shall be transferable other than by will, the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company or, to the extent expressly permitted in the Agreement relating to such award, to the holder’s family members, a trust or entity established by the holder for estate planning purposes, a charitable organization designated by the holder or pursuant to a domestic relations order, in each case, without consideration. Except to the extent permitted by the foregoing sentence or the Agreement relating to an award, each award may be exercised or settled during the holder’s lifetime only by the holder or the holder’s legal representative or similar person. Except as permitted by the second preceding sentence, no award may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award, such award and all rights thereunder shall immediately become null and void.

5.5     Tax Withholding. The Company shall have the right to require, prior to the issuance or delivery of any shares of Common Stock or the payment of any cash pursuant to an award made hereunder, payment by the holder of such award of any federal, state, local or other taxes which may be required to be withheld or paid in connection with such award. An Agreement may provide that (i) the Company shall withhold whole shares of Common Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award (the “Tax Date”), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means (or by other means that the Committee deems appropriate): (A) a cash payment or delivery of cash equivalents to the Company; (B) delivery (either actual delivery or by attestation procedures established by the Company) to the Company of previously owned whole shares of Common Stock having an aggregate Fair Market Value, determined as of the Tax Date, equal to the amount necessary to satisfy any such obligation; (C) authorizing the Company to withhold whole shares of Common Stock which would otherwise be delivered having an aggregate Fair Market Value, determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, in either case equal to the amount necessary to satisfy any such obligation; (D) in the case of the exercise of an option, a cash payment by a broker-dealer acceptable to the Company to whom the participant has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to the award. Shares of Common Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate (or, if permitted by the Company, such other rate as will not cause adverse accounting consequences under the accounting rules then in effect, and is permitted under applicable IRS withholding rules). Any fraction of a share of Common Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

5.6     Restrictions on Shares. Each award made hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Common Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Common Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

5.7     Adjustment. In the event of any equity restructuring (within the meaning of Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation or any successor or replacement accounting standard) that causes the per share value of shares of Common Stock to change, such as a stock dividend, stock split, spinoff, rights offering or recapitalization through an extraordinary cash dividend, the number and class of securities available under this Plan, the terms of each outstanding option and SAR (including the number and class of securities subject to each outstanding option or SAR and the purchase price or base price per share), the terms of each outstanding Stock Award (including the number and class of securities subject thereto), the terms of each outstanding Performance Award (including the number and class of securities subject thereto, if applicable) shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs in accordance with Section 409A of the Code. In the event of any other change in corporate capitalization, including a merger, consolidation, reorganization, or partial or complete liquidation of the Company, such equitable adjustments described in the foregoing sentence may be made as determined to be appropriate and equitable by the Committee to prevent dilution or enlargement of rights of participants. In either case, the decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

5.8     Change in Control.

(a)     Subject to the terms of the applicable award Agreements, in the event of a “Change in Control,” the Board, as constituted prior to the Change in Control, may, in its discretion:

(1)

require that (i) some or all outstanding options and SARs shall become exercisable in full or in part, either immediately or upon a subsequent termination of employment, (ii) the Restriction Period applicable to some or all outstanding Stock Awards shall lapse in full or in part, either immediately or upon a subsequent termination of employment, (iii) the Performance Period applicable to some or all outstanding awards shall lapse in full or in part, and (iv) the Performance Measures applicable to some or all outstanding awards shall be deemed to be satisfied at the target, maximum or any other level;

(2)

require that shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, be substituted for some or all of the shares of Common Stock subject to an outstanding award, with an appropriate and equitable adjustment to such award as determined by the Board in accordance with Section 5.7; and/or

(3)

require outstanding awards, in whole or in part, to be surrendered to the Company by the holder, and to be immediately cancelled by the Company, and to provide for the holder to receive (i) a cash payment in an amount equal to (A) in the case of an option or an SAR, the aggregate number of shares of Common Stock then subject to the portion of such option or SAR surrendered, whether or not vested or exercisable, multiplied by the excess, if any, of the Fair Market Value of a share of Common Stock as of the date of the Change in Control, over the purchase price or base price per share of Common Stock subject to such option or SAR, (B) in the case of a Stock Award or a Performance Award denominated in shares of Common Stock, the number of shares of Common Stock then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i), whether or not vested, multiplied by the Fair Market Value of a share of Common Stock as of the date of the Change in Control, and (C) in the case of a Performance Award denominated in cash, the value of the Performance Award then subject to the portion of such award surrendered to the extent the Performance Measures applicable to such award have been satisfied or are deemed satisfied pursuant to Section 5.8(a)(i); (ii) shares of capital stock of the corporation resulting from or succeeding to the business of the Company pursuant to such Change in Control, or a parent corporation thereof, having a fair market value not less than the amount determined under clause (i) above; or (iii) a combination of the payment of cash pursuant to clause (i) above and the issuance of shares pursuant to clause (ii) above.

(b)     For purposes of this Plan, a “Change in Control” shall mean:

(1)

The consummation of an amalgamation, merger or consolidation of the Company with or into another entity or any other corporate reorganization of the Company, if more than fifty percent (50%) of the combined voting power of the continuing or surviving entity's securities outstanding immediately after such amalgamation, merger, consolidation or other reorganization (or, if applicable, more than fifty percent (50%) of the combined voting power of the ultimate parent company that directly or indirectly has beneficial ownership of the securities of such continuing or surviving entity) is not owned directly or indirectly by persons who were holders of the Company's then-outstanding voting securities immediately prior to such amalgamation, merger, consolidation or other reorganization;

(2)	The sale, transfer or other disposition of all or substantially all of the Company's assets to an entity that is not a parent, a Subsidiary or an Affiliate of the Company;

(3)

Any transaction as a result of which any person becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing at least fifty percent (50%) of the total voting power represented by the Company's then-outstanding voting securities. For purposes of this subsection, the term "person" shall have the same meaning as when used in sections 13(d) and 14(d) of the Exchange Act but shall exclude: (i) any parent, Subsidiary or Affiliate of the Company; (ii) any employee benefit plan (or related trust) sponsored or maintained by the Company, a parent, or any Subsidiary or Affiliate; and (iii) any underwriter temporarily holding securities pursuant to an offering of such securities;

(4)

A change in the composition of the Board over a period of twenty four (24) consecutive months or less as a result of which individuals who, at the beginning of such period, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual subsequently becoming a director whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Board (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board; or

(5)	The stockholders of the Company approve a complete liquidation or dissolution of the Company;

provided, that with respect to any nonqualified deferred compensation that becomes payable on account of the Change in Control, the transaction or event described in clause (1), (2), (3) or (4) also constitutes a “change in control event,” as defined in Treasury Regulation §1.409A-3(i)(5) if required in order for the payment not to violate Section 409A of the Code.

5.9     Deferrals. The Committee may determine that the delivery of shares of Common Stock or the payment of cash, or a combination thereof, upon the settlement of all or a portion of any award made hereunder shall be deferred, or the Committee may, in its sole discretion, approve deferral elections made by holders of awards. Deferrals shall be for such periods and upon such terms as the Committee may determine in its sole discretion, subject to the requirements of Section 409A of the Code.

5.10     No Right of Participation, Employment or Service. Unless otherwise set forth in an employment agreement, no person shall have any right to participate in this Plan. Neither this Plan nor any award made hereunder shall confer upon any person any right to continued employment by or service with the Company, any Subsidiary or any Affiliate or affect in any manner the right of the Company, any Subsidiary or any Affiliate to terminate the employment or service of any person at any time without liability hereunder.

5.11     Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive awards, the form, amount and time of such awards, the terms and provisions of such awards and the Agreements evidencing awards) need not be uniform and may be made by it selectively among persons who receive, or are eligible to receive, awards under the Plan, whether or not such persons are similarly situated.

5.12     Rights as Stockholder. No person shall have any right as a stockholder of the Company with respect to any shares of Common Stock or other equity security of the Company which is subject to an award hereunder unless and until such person becomes a stockholder of record with respect to such shares of Common Stock or equity security.

5.13     Designation of Beneficiary. To the extent permitted by the Company, a holder of an award may file with the Company a written designation of one or more persons as such holder’s beneficiary or beneficiaries (both primary and contingent) in the event of the holder’s death or incapacity. To the extent an outstanding option or SAR granted hereunder is exercisable, such beneficiary or beneficiaries shall be entitled to exercise such option or SAR pursuant to procedures prescribed by the Company. Each beneficiary designation shall become effective only when filed in writing with the Company during the holder’s lifetime on a form prescribed by the Company. The spouse of a married holder domiciled in a community property jurisdiction shall join in any designation of a beneficiary other than such spouse. The filing with the Company of a new beneficiary designation shall cancel all previously filed beneficiary designations. If a holder fails to designate a beneficiary, or if all designated beneficiaries of a holder predecease the holder, then each outstanding award held by such holder, to the extent vested or exercisable, shall be payable to or may be exercised by such holder’s executor, administrator, legal representative or similar person.

5.14     Awards Subject to Clawback. The awards granted under this Plan and any cash payment or shares of Common Stock delivered pursuant to such an award are subject to forfeiture, recovery by the Company or other action pursuant to the applicable award Agreement or any clawback or recoupment policy which the Company may adopt from time to time, including without limitation any such policy which the Company may be required to adopt under the Dodd-Frank Wall Street Reform and Consumer Protection Act and implementing rules and regulations thereunder, or as otherwise required by law.

5.15     Governing Law. This Plan, each award hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

5.16     Foreign Employees. Without amending this Plan, the Committee may grant awards to eligible persons who are foreign nationals and/or reside outside of the United States on such terms and conditions different from those specified in this Plan as may in the judgment of the Committee be necessary or desirable to foster and promote achievement of the purposes of this Plan and, in furtherance of such purposes the Committee may make such modifications, amendments, procedures, subplans and the like as may be necessary or advisable to comply with provisions of laws in other countries or jurisdictions in which the Company or its Subsidiaries or Affiliates operates or has employees.

5.17     Severability and Reformation. If any provision of the Plan or any award is, becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction or as to any person or award, or would disqualify the Plan or any award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to the applicable law or, if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan or the award, such provision shall be stricken as to such jurisdiction, person or award and the remainder of the Plan and any such award shall remain in full force and effect.

5.18     Unfunded Status of Awards; No Trust of Fund Created. The Plan is intended to constitute an “unfunded” plan. Neither the Plan nor any award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company or any Subsidiary or Affiliate and a participant or any other person. To the extent that any person acquires a right to receive payments from the Company or any Subsidiary or Affiliate pursuant to an award, such right shall be no greater than the right of any general unsecured creditors of the Company or such Subsidiary or Affiliate.

5.19     No Limit on Other Compensation Arrangements. Nothing contained in the Plan shall prevent the Company or any parent, Subsidiary or Affiliate from adopting or continuing in effect other compensation arrangements (whether such arrangements be generally applicable or applicable only in specific cases).

5.20     No Restriction of Corporate Action. Nothing contained in the Plan shall be construed to limit or impair the power of the Company or any parent, Subsidiary or Affiliate to make adjustments, reclassifications, reorganizations, or changes in its capital or business structure, or to amalgamate, merge or consolidate, liquidate, sell or transfer all or any part of its business or assets or to take other actions which it deems to be necessary or appropriate. No employee, beneficiary or other person shall have any claim against the Company or any parent, Subsidiary or Affiliate as a result of such action.

A-20